As filed with the Securities and Exchange Commission on April 18, 2016
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________

Form S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
_______________________________

TripBorn, Inc.
(Exact name of registrant as specified in its charter)
_______________________________

Delaware	6770	27-2447426
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

TripBorn, Inc.
812, Venus Atlantis Corporate Park
Near Prahalad Nagar Garden, Satellite
Ahmedabad 380 015
(91) 79 40191914
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Deepak Sharma
President and Chief Executive Officer
812, Venus Atlantis Corporate Park
Near Prahalad Nagar Garden, Satellite
Ahmedabad 380 015
(91) 79 40191914
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James M. Jenkins, Esq.
Alexander R. McClean, Esq.
Harter Secrest & Emery LLP
1600 Bausch & Lomb Place
Rochester, New York 14604
(585) 232-6500

_______________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, $0.0001 par value per share (1)	10,714,286	$0.30	$3,214,285.80	$323.68

(1)
In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act.

(2)	Estimated solely for purposes of calculating the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Dated           , 2016
PROSPECTUS (Subject to Completion)

10,714,286 Shares

Common Stock

This prospectus relates to the offering and resale by the selling stockholders identified herein of up to 10,714,286 shares of common stock, par value $0.0001 per share of TripBorn, Inc.

We will not receive any proceeds from the sale of the common stock covered by this prospectus.

The selling stockholders may sell any, all or none of the securities offered by this prospectus and we do not know when or in what quantity the selling stockholders may sell their shares of common stock hereunder following the effective date of this registration statement.

Our common stock is presently not traded on any market or securities exchange. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority, or FINRA, to have our common stock quoted on the OTC Bulletin Board. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling stockholders.

The selling stockholders may sell the 10,714286 shares of our common stock at prices ranging from $0.15 to $0.30 until such time as our shares are quoted on the OTC Bulletin Board, at which time they may be sold at prevailing market prices or in privately negotiated transactions. The selling stockholders have not engaged any underwriter in connection with the sale of their shares of common stock. The selling stockholders may offer and sell shares in a variety of transactions as described under “Plan of Distribution” beginning on page 36, including transactions on any market on which our common stock is quoted, in privately negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012, and, as such, have elected to comply with reduced public company reporting requirements.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated_____, 2016

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
RISK FACTORS	4
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	13
DETERMINATION OF OFFERING PRICE	13
DILUTION	13
USE OF PROCEEDS	14
MARKET FOR OUR COMMON STOCK	14
SELLING STOCKHOLDERS	16
DESCRIPTION OF SECURITIES	16
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	18
BUSINESS	27
PROPERTIES	31
LEGAL PROCEEDINGS	31
MANAGEMENT	32
DIRECTOR INDEPENDENCE	33
EXECUTIVE AND DIRECTOR COMPENSATION	33
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	33
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	35
PLAN OF DISTRIBUTION	35
LEGAL MATTERS	36
EXPERTS	37
WHERE YOU CAN FIND MORE INFORMATION	37
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS	38

______________________________

You should rely only on the information contained in this prospectus and any prospectus supplement prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely upon it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information in this prospectus is complete and accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since these dates.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “TripBorn,” “the company,” “we,” “us,” “our” and similar references refer to TripBorn, Inc., which is the parent holding company of our operating subsidiary, Sunalpha Green Technologies Private Limited, or “Sunalpha,” which is an entity formed under the laws of the Republic of India. We ceased to be a shell company as defined under Rule 405 of the Securities Act of 1933, as amended, when we acquired Sunalpha in December 2015. We intend that the disclosure provided in this prospectus and the accompanying registration statement constitutes the Form 10 information that reflects our status as an entity that is not a shell company.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. Before you decide to invest in our common stock, you should read and carefully consider the following summary together with the entire prospectus, including our financial statements and the related notes thereto appearing elsewhere in this prospectus and the matters discussed in the sections in this prospectus entitled “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See the section in this prospectus entitled “Special Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those discussed in the “Risk Factors” and other sections of this prospectus.

Our Company

We are an online travel agency, sometimes referred to as an OTA, that offers travel reservations and related travel services and products to travel agents in India through our website, www.tripborn.com. Our parent holding company, TripBorn, Inc. was incorporated in Delaware in January 2010 as PinstripesNYC, Inc. We conduct our business operations under the name TripBorn through our operating subsidiary, Sunalpha Green Technologies Private Limited, or “Sunalpha”, which was incorporated under the laws of the Republic of India in November 2010. Our operating subsidiary commenced operations as an online travel agency in February 2014.

Currently, we operate as a business to business, or B2B, online travel agency that serves travel agents and travel companies based in India in booking travel services for their customers. Through our internet-based platform, our travel agents can search and book domestic and international air tickets, hotels, vacation packages, rail tickets and bus tickets, as well as ancillary travel-related services. We serve over 500 travel agents in the Indian states of Gujarat, Maharashtra and Rajasthan. At present, approximately 85% of our travel agents are based in Gujarat, primarily in and around the city of Ahmedabad. We plan to expand our operations throughout pan-India as opportunities present, with an immediate focus on the states of Gujarat, Maharashtra, Rajasthan and Madya Pradesh.

Our Strategy

India’s rapidly growing economy and rising middle class are driving growth in India’s travel and tourism industry. We use sophisticated information technology to offer a wide inventory of travel services via our website to offline travel agents who serve the growing middle class of travelers in semi-urban and rural regions of India. Through our proprietary technology, we consolidate and provide our travel agents with access to travel bookings and hotel reservations that otherwise would be costly and time-consuming to obtain for their customers in an often-fragmented marketplace. While some of our more established competitors have focused on selling directly to consumers in urban areas, our travel agent partners tend to be small, brick and mortar establishments that serve travelers who rely on more personalized transactions for their travel booking needs due to language barriers and lack of access to the internet and/or credit cards. We have grown our operations through referrals and a focus on addressing our customers’ needs through technology. As internet penetration in India increases, we anticipate that we will be in a position to use our established platform to offer travel services and products directly to consumers.

Distribution and Intellectual Property

We manage our OTA business through Travelcord, our proprietary internet-based online transaction platform. We engineered our internet-based platform using multiple systems platforms with an emphasis on scalability, performance and reliability. Pursuant to a Software Agreement with our affiliate, Arna Global, LLC, we succeeded to the ownership and development rights of Travelcord under a Software Development Agreement with Takniki Communications, which is owned by our Vice President and director, Sachin Mandloi. By virtue of a letter agreement, we license Travelcord to Sunalpha.

Risks Associated with Our Business

Before you invest in our common stock, you should carefully consider all the information in this prospectus, including the following risks and uncertainties that may materially affect our business, financial condition, results of operations and prospects, as described for fully in the section entitled “Risk Factors”:

•	We are a development stage company with a limited operating history, which may make it difficult to evaluate our current business and predict our future performance;

•	We have a history of operating losses, which may continue and may harm our ability to obtain financing and continue our operations;

•	If we are unable to obtain additional financing our business operations may be harmed or discontinued, and if we do obtain additional financing our stockholders may suffer substantial dilution;

•
The travel industry in India is highly competitive, and we may not be able to compete effectively with our competitors, many of whom have greater resources and more established operations and brand recognition than we do;

•	We rely on information technology to operate our business and maintain our competitiveness, and any failure to adapt to technological developments or industry trends could harm our business;

•
Becoming subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the “Exchange Act” and the requirements of the Sarbanes-Oxley Act of 2002, may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner;

•	There is no current trading market for our securities, and if a trading market does not develop, you may be unable to resell your shares; and

•	If we are unable to retain the services of key personnel, we may not be able to continue our operations.

Our Corporate Information

TripBorn, Inc., our parent holding company, was incorporated in Delaware in January 2010 and operated as a shell company with nominal or no assets or operations until December 2015 when it acquired our operating subsidiary. TripBorn, Inc. was known as PinstripesNYC, Inc. until January 2016. We filed reports as PinstripesNYC, Inc. with the Securities and Exchange Commission under the Exchange Act from August 2010 until we terminated our registration under the Exchange Act in May 2013. We were acquired in December 2015 to serve as the parent holding company of our operating subsidiary, Sunalpha, which began operations as an online travel agency known as Tripborn in February 2014. Our principal executive offices are located at 812 Venus Atlantis Corporate Park, Near Prahalad Nagar Garden, Satellite, Ahmedabad 380 015, and our telephone number is 91 079-4019914. Our website address is www.tripborn.com. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any information on our website in making your decision to purchase our common stock.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related MD&A;

•	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002; and

•	Reduced disclosure about the emerging growth company’s executive compensation arrangements.

We have already taken advantage of these reduced reporting burdens in this prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Exchange Act.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

The Offering

Securities offered by the selling stockholders	Up to 10,714,286 shares of our common stock.
Offering Price	$0.15-$0.30 until such time as our shares may be listed on the OTC Bulletin Board and at market prices or privately negotiated prices thereafter.
Common stock outstanding prior to this offering	76,804,914 shares
Common stock to be outstanding following this offering	76,804,914 shares
Use of proceeds	We will not receive any proceeds from the sale of our common stock offered by the selling stockholders under this prospectus.
Risk factors	You should read the section of this prospectus entitled “Risk Factors” for a discussion of factors to carefully consider before deciding to invest in shares of our common stock.
_______________________________

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus. If any of the following risks are realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that case, the value of our common stock could decline, and you could lose your investment.

Risks Related to Our Business

We are a development stage company with a limited operating history, which may make it difficult to evaluate our current business and predict our future performance.

We have a limited operating history upon which you can evaluate our future performance. Our operating subsidiary was incorporated under the laws of India in 2010, and it began to focus its operations on the online travel industry in February 2014. Our senior management has limited experience in the online travel industry, and we still are in the process of fully developing our online platform and product offerings. We have generated revenues over a limited operating history and have incurred net losses. As a result of our short operating history, we have only limited financial data and business information with which to evaluate our business strategies, performance and investment in our common stock.

We have incurred net losses since our inception and anticipate that we will continue to incur net losses for the foreseeable future.

We expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Our expenses will continue to increase as we continue to develop the operations necessary to further our business plan. We cannot now determine the amount by which our expenses will increase as we grow and hire additional employees, implement our sales, marketing and distribution plans, pursue contractual arrangements and partnerships and develop our internet-based infrastructure. Further, we cannot guarantee that we will be successful in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business and a complete loss of your investment.

We are a holding company and rely on dividends, distributions and other payments, advances and transfers of funds from our subsidiary to meet our obligations.

We are a holding company that does not conduct any business operations of our own. As a result, we are largely dependent upon cash dividends and distributions and other transfers from our Indian operating subsidiary to meet our obligations. The deterioration of income from, or other available assets of, our Indian operating subsidiary for any reason could limit or impair its ability to pay dividends or other distributions to us, which in turn could adversely affect our financial condition and results of operations.

Our lack of insurance leaves us exposed to significant liabilities.

We do not carry insurance for the risks that our business may encounter. Any significant liability may require us to pay substantial amounts, which would adversely affect our financial condition and results of operations, if we are able to continue in business at all.

The requirements of being a public company, including compliance with the reporting requirements of the Exchange Act and the requirements of the Sarbanes-Oxley Act, may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

The requirements of being a public company, including compliance with the reporting requirements of the Exchange Act and the requirements of the Sarbanes-Oxley Act, may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

Following this offering, we will need to comply with new laws, regulations, requirements and certain corporate governance provisions under the Exchange Act and the Sarbanes-Oxley Act. Complying with these statutes, regulations and requirements will occupy a significant amount of time of our board of directors and management, and will significantly increase our costs and expenses and will make some activities more time-consuming and costly. In connection with becoming a reporting company, we will need to:

•	institute a more comprehensive compliance function;

•	prepare and distribute periodic and current reports under the federal securities laws;

•	establish new internal policies, such as those related to insider trading; and

•	involve and retain to a greater degree outside counsel and accountants.

Our ongoing compliance efforts will increase general and administrative expenses and may divert management’s time and attention from the development of our business, which may adversely affect our financial condition and results of operations.

Our lack of experienced accounting staff may impact our ability to report our future financial results on a timely and accurate basis, and we need to retain the services of additional accountants and consultants with required accounting experience and expertise.

Our accounting and finance staff lacks depth and skill in the application of generally accepted accounting principles with respect to external financial reporting for Exchange Act reporting companies. We also do not have an audit committee or a member of our board of directors who would satisfy the definition of an audit committee financial expert. We intend to engage the services of additional accounting personnel and expert consultants to assist with our financial accounting and reporting requirements to develop our internal control over financial reporting and to produce timely financial reports. Until we do so, we may experience difficulty producing reliable and timely financial statements,  which could cause investors to lose confidence in our reported financial information, the market price of our stock to decline significantly, we may be unable to obtain additional financing on acceptable terms, and our business and financial condition could be harmed.

We will not be required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act until the end of the second fiscal year reported on our second annual report on Form 10-K.

We will not be required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act until the end of the second fiscal year reported on our second annual report on Form 10-K. In addition, as a smaller reporting company, we will not be required to obtain an auditor attestation of management’s evaluation of internal controls over financial reporting once such internal controls are in place. As a result, we may fail to identify and remediate a material weaknesses or deficiency in our internal control over financial reporting, which may cause our financial statements and related disclosure to contain material misstatements and could cause delays in filing required financial statements and related reports. Furthermore, the process of designing and implementing internal controls over financial reporting may divert our internal resources and take a significant amount of time and expenditure to complete. The actual or perceived risk associated with our lack of internal controls could cause investors lose confidence in our reported financial information, which could negatively impact the market for our common stock and cause us to be unable to obtain additional financing on acceptable terms or at all, which could cause harm to our business and financial condition.

We may not be successful in implementing our growth strategies.

Our growth strategies involve expanding our network of travel agents, expanding our service and product offerings, expanding supplier relationships, enhancing our service platforms by investing in technology and expanding into new geographic markets within India. The following factors may affect our success in implementing our growth strategies:

•	our ability to increase the number of suppliers, especially suppliers that are directly-connected to us, which depends on the willingness of such suppliers to invest in new technology;

•	our ability to continue to expand our distribution channels, and market and cross-sell our travel services and products to facilitate the expansion of our business;

•	our ability to build or acquire the required technology;

•	the general condition of the global and Indian economy and continued growth in demand for travel services, particularly online;

•	our ability to compete effectively with existing and new entrants to the Indian travel industry, including both online travel companies as well as traditional travel agents and tour providers; and

•	the growth of the internet as a medium for commerce in India.

Many of these factors are beyond our control and there can be no assurance that we will succeed in implementing our strategy.

We depend on certain related persons transactions and may continue to rely on related persons for key development and support activities.

As described more fully in “Certain Relationships and Related Transactions,” we have entered into, and may continue to enter into, transactions with related persons. We rely on associates and enterprises that our President and Vice President control for key development and support activities. While we believe that our related persons’ interests align with our own, we may not have entered into such transactions on an arm’s-length basis. While we presently benefit from free services or deferred payments, in the long-term, we may have achieved more favorable terms had we entered into such transactions with unrelated parties. In addition, if these related persons withdrew their support from our business, the associated loss of preferential business arrangements could significantly increase our operating costs and adversely affect our results of operations to the point that we might be forced to cease operations.

We will not be able to develop or continue our business if we fail to attract and retain key personnel.

Our future success depends on our ability to attract, hire, train and retain a skilled senior management team and other key personnel. The loss of the services of our executive officers or other key employees could adversely affect our business. We face competition in securing qualified personnel possessing the skills necessary to implement our strategy, and we may fail to attract or retain the employees necessary to execute our business model successfully.

Our success depends to a significant degree upon the continued contributions of our key management and other personnel. In particular, we believe that our future success is highly dependent on the technical expertise, financial support and key contracts and arrangements of our executive officers and directors, Deepak Sharma and Sachin Mandloi. Messrs. Sharma and Mandloi may voluntarily terminate their services at any time. We have not entered into employment agreements with them and do not expect to enter into such agreements following the consummation of this offering. If Messrs. Sharma, Mandloi or any other key members of our management team leave the company, our business could suffer and the value of our common stock would likely decline, if we are able to continue in business at all.

Our significant stockholders exercise significant influence over our company and may have interests that are different from those of our other stockholders.

Immediately prior to this offering, our founders, Deepak Sharma and Sachin Mandloi owned 93% of the issued and outstanding shares of our common stock. By virtue of such holdings, they have the ability to exercise significant influence over our company and our affairs and business, including the election of directors, amendments to our charter and bylaws, the approval of a merger or sale of substantially all our assets and the approval of most other actions requiring the approval of our stockholders. The interests of these stockholders may be different from or conflict with the interests of our other stockholders and their influence may result in the delay or prevention of a change of management or control of our company.

Third parties claiming that we infringe their proprietary rights could cause us to incur significant legal expenses and prevent us from operating our business.

From time to time, we may receive claims that we have infringed the intellectual property rights of others, including claims regarding copyrights and trademarks. Former employers of our former, current, or future employees may assert claims that such employees have improperly disclosed to us the confidential or proprietary information of these former employers. Any such claim, with or without merit, could result in costly litigation and distract management from day-to-day operations. If we are not successful in defending such claims, we could be required to suspend certain services, redesign our platform, pay monetary damages or enter into royalty or licensing arrangements. We cannot assure you that any royalty or licensing arrangements that we may seek in such circumstances will be available to us on commercially reasonable terms or at all. We may incur significant expenditures to investigate, defend and settle claims related to the use of technology and intellectual property rights.

We need to expand our sales, marketing and support organizations and our distribution arrangements to increase market acceptance of our products and services.

We currently have a limited number of sales, marketing, customer service and support personnel and will need to increase our staff to generate a greater volume of sales and to support any new customers or the expanding needs of existing customers. The employment market for sales, marketing, customer service and support personnel in our industry is very competitive, and we may not be able to hire the kind and number of sales, marketing, customer service and support personnel we are targeting. Our inability to hire qualified sales, marketing, customer service and support personnel may harm our business, operating results and financial condition.

Risks Related to Operations in India

Our operations in India may be adversely affected by social and political uncertainties or change, military activity, health-related risks or acts of terrorism.

From time to time India has experienced instances of civil unrest, terrorism and hostilities among neighboring countries, including Pakistan. Terrorist attacks, military activity, rioting, or civil or political unrest in the future could influence the Indian economy and our operations by disrupting operations and communications and making travel within India more difficult and less desirable. Our industry particularly is sensitive to actual or perceived safety concerns such as these, as well as health-related risks such as the influenza A virus (H1N1), avian flu (H5N1 and H7N9) and Severe Acute Respiratory Syndrome or other epidemics or pandemics. Any of these events in or around India could cause the demand for travel-related services to decline. Political or social tensions also could create a greater perception that investments in companies with Indian operations involve a high degree of risk, which could adversely affect the market and price for our common stock. We do not have insurance for losses and interruptions caused by terrorist attacks, military conflicts and wars, which could subject us to significant financial losses. The realization of any of these risks could cause a material adverse effect on our business, financial condition, results of operations, cash flows, and/or share price.

Our results of operations are subject to fluctuations in currency exchange rates.

Our presentation currency is the US dollar. However, the functional currency our operating subsidiary is the Indian Rupee. Any fluctuation in the value of the Indian Rupee against the US dollar, such as the approximately five percent drop in the average value of the Indian Rupee as compared to the US dollar during 2015, will affect our results of operations. We expect to be adversely affected by any further depreciation of the Indian Rupee against the US dollar.

Our bank accounts in India are not insured or protected against loss, and the failure of any bank in which we deposit our funds could affect our ability to continue in business.

We maintain our cash in India with both private and state-owned banks located in India. These cash accounts are not insured or otherwise protected against loss. Should any bank holding our cash deposits become insolvent, or if we are otherwise unable to withdraw funds, we would lose the cash on deposit with that particular bank. Loss of cash deposits or the inability to access such cash deposits could impair our operations, and, if we are not able to access funds to pay our service providers and employees, we may be unable to continue in business.

If we violate applicable anti-corruption laws or our internal policies designed to ensure ethical business practices, we could face financial penalties and/or reputational harm that would negatively impact our financial condition and results of operations.

We are subject to anti-corruption and anti-bribery laws in the United States and India. India’s reputation for potential corruption and the challenges presented by India’s complex business environment may increase our risk of violating applicable anti-corruption laws. Our commercial relationships with state-owned enterprises may further intensify this risk. We face the risk that we, our employees or any third parties such as our sales agents and distributors that we engage to do work on our behalf may take action determined to be in violation of anti-corruption laws in any jurisdiction in which we conduct business, including the Foreign Corrupt Practices Act of 1977 (“FCPA”) and India’s Prevention of Money Laundering Act, 2002 and Indian Penal Code. Any violation of the FCPA or any similar anti-corruption law or regulation could result in substantial fines, sanctions, civil and/or criminal penalties and curtailment of operations that might harm our business, financial condition or results of operations. In addition, we have internal ethics policies with which we require our employees to comply in order to ensure that we conduct our business in a manner that our management deems appropriate. If these anti-corruption laws or internal policies were to be violated, our reputation and operations could also be substantially harmed. Further, detecting, investigating and resolving actual or alleged violations is expensive and can consume significant time and attention of our senior management.

Natural disasters could have a negative impact on the Indian economy and cause our business to suffer.

India has experienced natural disasters such as earthquakes, tsunamis, floods and drought in the past few years. For example, in November and December 2015, Chennai, the frequently visited capital city of Tamil Nadu, experienced historic flooding that closed its airport for several days and suspended rail service. In addition, in September 2014, the state of Jammu and Kashmir in northern India, another popular tourism destination, experienced widespread floods and landslides. The extent and severity of these natural disasters determines their impact on the Indian economy. Substantially all of our operations and employees are located in India and our operations may be adversely affected by natural disasters in the future. Furthermore, if any of these natural disasters occur in tourist destinations in India, travel within India could be adversely affected, which could have an adverse impact on our business and financial performance.

Necessary infrastructure upgrades in India may not keep pace with increasing Internet penetration, which may adversely affect our operations and require us to make additional investments and expenditures.

Our customers complete their bookings through our Indian website. In November 2015, the Internet and Mobile Association of India forecasted that India’s internet user population would reach 402 million users by December 2015, a 49% year over year increase. Slowdowns or disruptions in upgrading India’s Internet-based infrastructure to meet this demand could reduce the rate of expected increases in the use of the internet and our internet-based services, which may adversely affect our business and results of operations. In addition, any slowdown or negative deviation in the anticipated increase in Internet penetration in India may require us to make additional investments in alternative distribution channels, which could strain our financial and human resources, causing our operations and financial condition to suffer.

Restrictions on foreign investment in India may prevent us from making future acquisitions or investments in India, including with respect to our operating subsidiary, which may adversely affect our results of operations, financial condition and financial performance.

India regulates ownership of Indian companies by foreigners. These regulations and restrictions may apply to acquisitions by us of shares in Indian companies or the provision of funding by us to our Indian operating subsidiary. For example, under its consolidated foreign direct investment policy, the Government of India has set out criteria for foreign investments in India, including requirements with respect to downstream investments by Indian companies owned or controlled by foreign entities and the transfer of ownership or control of Indian companies in sectors with caps on foreign investment from resident Indian persons or entities to foreigners. These requirements, which currently include restrictions on valuations and sources of funding for such investments and may include prior approval from the Foreign Investment Promotion Board, may adversely affect our ability to make investments in India, including through our operating subsidiary in India. There can be no assurance that we will be able to obtain any required approvals for future acquisitions or investments in India, or that we will be able to obtain such approvals on satisfactory terms.

We may incur expenses, including penalties imposed by the Reserve Bank of India if we do not comply, or timely comply, with reporting requirements in connection with the acquisition and transfer of our securities by our Indian employees.

Under regulations of the Reserve Bank of India, our operating subsidiary is subject to periodic reporting requirements in connection with the acquisition and transfer of our securities by Indian residents, including with respect to our employees who acquire our shares under an employee stock option plans. If we fail to meet our reporting requirements, the Reserve Bank of India may impose penalties or take other action that could adversely affect our financial position and results of operations.

We are subject to regulatory and political uncertainties in India.

We conduct substantially all of our business and operations in India. Consequently, government policies and regulations, including tax policies, in India will impact our financial performance and the market price of our common stock.

The Government of India has exercised and continues to exercise significant influence over many aspects of the Indian economy. Since 1991, successive Indian governments have generally pursued policies of economic liberalization and financial sector reforms, including by significantly relaxing restrictions on the private sector. Nevertheless, the role of the Indian central and state governments in the Indian economy as producers, consumers and regulators has remained significant and we cannot assure you that such liberalization policies will continue. The present government has continued to take initiatives that support the economic growth of the country that have been pursued by previous governments. However, there is no assurance that it will be able to generate sufficient cross-party support to implement such  initiatives. The rate of economic liberalization could change, and specific laws and policies affecting travel service companies, foreign investments, currency exchange rates and other matters affecting investments in India could change as well. A significant change in India’s policy of economic liberalization and deregulation or any social or political uncertainties could adversely affect business and economic conditions in India generally and our business and prospects.

We may have exposure to additional tax liabilities.

As a US-based holding company that provides services in India through our operating subsidiary, we are subject to income taxes and non-income based taxes in the United States and in India. Due to economic and political conditions, tax rates and tax regimes in the jurisdictions in which we are located and operate may be subject to significant change. Our future effective tax rates could be affected by changes in the valuation of deferred tax assets or changes in tax laws or their interpretation. Although we believe that our tax filing positions are reasonable and comply with applicable laws, the final determination of tax audits or tax disputes may be different from what is reflected in our historical income tax provisions and accruals. If our effective tax rates were to increase, our cash flows, financial condition and results of operations would be adversely affected.

Risks Related to Our Industry

We rely on information technology to operate our business and maintain our competitiveness, and any failure to adapt to technological developments or industry trends could harm our business.

We depend on the use of sophisticated information technology and systems, which we have customized for search and reservation for flights and hotels, as well as payments, refunds, customer relationship management, communications and administration. As our operations grow in both size and scope, we must continuously improve and upgrade our systems and infrastructure to offer our customers enhanced services, features and functionality, while maintaining the reliability and integrity of our systems and infrastructure in a cost-effective manner. Our future success also depends on our ability to upgrade our services and infrastructure ahead of rapidly evolving consumer demands while continuing to improve the performance, features and reliability of our service in response to competitive offerings.

If the number of travel agents using our services increases substantially, or if critical third-party systems stop operating as designed, we may need to significantly expand and upgrade our technology, transaction processing systems, financial and accounting systems and other infrastructure. We may not be able to upgrade our systems and infrastructure to accommodate such conditions in a timely manner, and, depending on the third-party systems affected, our transactional, financial and accounting systems could be impacted for a meaningful amount of time before upgrade, expansion or repair.

We may not be able to use new technologies effectively, or we may fail to adapt our website, transaction processing systems and network infrastructure to consumer requirements or emerging industry standards. If we face material delays in introducing new or enhanced solutions, our customers may forego the use of our services in favor of those of our competitors. Any of these events could have a material adverse effect on our operations.

The travel industry in India is highly competitive, and we may not be able to compete effectively.

The travel market in India is highly competitive. Factors affecting our competitive success include, price, availability and breadth of choice of travel services and products, brand recognition, customer service, fees charged to travelers, ease of use, accessibility and reliability. We currently compete with both established and other emerging providers of travel services and products, including other online travel agencies in India and abroad, such as makemytrip.com, cleartrip.com, expedia.co.in, travelocity.co.in, yatra.com, goibibo.com, booking.com and agoda.com, as well as traditional travel agencies, tour operators, travel suppliers and operators of travel industry reservation databases. Large, established Internet search engines have also launched applications offering travel itineraries in destinations around the world, and meta-search companies that can aggregate travel search results also compete against us for customers. Certain of our competitors have launched brand marketing campaigns to increase their visibility with customers. For example, trivago.com had commenced a television advertising campaign in India. Some of our competitors have significantly greater financial, marketing, personnel and other resources than us and certain of our competitors have a longer history of established businesses and reputations in the Indian travel market (particularly in the hotels and vacation packages business) as compared with us. From time to time we may be required to reduce service fees and net revenue margins in order to compete effectively and maintain or gain market share.

Some travel suppliers are seeking to decrease their reliance on distribution intermediaries such as us, by promoting direct distribution channels. Many airlines, hotels, car rental companies and tour operators have call centers and have established their own travel distribution websites and mobile applications. From time to time, travel suppliers offer advantages, such as bonus loyalty awards and lower transaction fees or discounted prices, when their services and products are purchased from supplier-related channels. We also compete with competitors who may offer less content, functionality and marketing reach but at a relatively lower cost to suppliers. If our access to supplier-provided content or features were to be diminished either relative to our competitors or in absolute terms or if we are unable to compete effectively with travel supplier-related channels or other competitors, our business could be materially and adversely affected.

We depend on and expect to continue to depend on a small number of low cost airlines in India for a significant percentage of our air ticketing revenue.

Four low cost airlines dominate India’s domestic air travel industry. As we derive a substantial portion of our air ticketing revenue through the base commissions and incentive payments of these domestic airlines, our dependence on a limited number of domestic airlines means that a reduction or elimination in base commissions and incentive payments by any one or all of these airlines could have a material adverse effect on our revenue.

In addition, our reliance on a small number of airline suppliers in India gives those airline suppliers additional bargaining power in negotiating agreements with us. A reduction or elimination of base commissions and incentive payments by any of these domestic airline suppliers, the loss of any of these domestic airline suppliers or a domestic airline supplier exerting significant price and margin pressure on us could materially and adversely affect our business, financial condition and results of operations.

Our processing, storage, use and disclosure of customer data of our agents or visitors to our website could give rise to liabilities as a result of governmental regulation, conflicting legal requirements, differing views of personal privacy rights or data security breaches.

In the processing of our agent transactions, we receive and store a large volume of customer information. Such information increasingly is subject to legislation and regulations in various jurisdictions and governments are increasingly acting to protect the privacy and security of personal information that is collected, processed and transmitted in or from the governing jurisdiction. We could be adversely affected if legislation or regulations are expanded or amended to require changes in our business practices or if governing jurisdictions interpret or implement their legislation or regulations in ways that negatively affect our business, financial condition and results of operations. As privacy and data protection become more sensitive issues in India, we may also become exposed to potential liabilities. For example, under the Indian Information Technology Act, 2000, as amended, our operating subsidiary is subject to civil liability for wrongful loss or gain arising from any negligence in implementing and maintaining reasonable security practices and procedures with respect to sensitive personal data or information on our computer systems, networks, databases and software. India has also implemented privacy laws, including the Information Technology (Reasonable Security Practices and Procedures and Sensitive Personal Data or Information) Rules, 2011, which impose limitations and restrictions on the collection, use and disclosure of personal information. Any liability we may incur for violation of such laws and regulations and related costs of compliance and other burdens may adversely affect our business and profitability.

We cannot guarantee that our security measures will prevent data breaches. Companies that handle such information have also been subject to investigations, lawsuits and adverse publicity due to allegedly improper disclosure of personally identifiable information. Security breaches could damage our reputation, cause interruptions in our operations, expose us to a risk of loss or litigation and possible liability, and could also cause customers and potential customers to lose confidence in the security of our transactions, which would have a negative effect on the demand for our services and products. Moreover, public perception concerning security and privacy on the Internet could adversely affect customers’ willingness to use our websites. A publicized breach of security in India, even if it only affects other companies conducting business over the Internet, could inhibit the growth of the Internet as a means of conducting commercial transactions, and, therefore, the prospects of our business.

These and other privacy and security developments that are difficult to anticipate could adversely affect our business, financial condition and results of operations.

If we are unable to maintain existing, or establish new arrangements with our travel suppliers, our business may be adversely affected.

Our business depends on our ability to maintain our relationships and arrangements with existing suppliers, as well as our ability to establish and maintain relationships with new travel suppliers. A substantial portion of our revenue less service cost derives from fees and commissions negotiated with travel suppliers for bookings made through our website. Many of our agreements are short-term contracts, requiring periodic renewal and providing our counterparties with a right to terminate on short notice or without notice. Adverse changes in existing arrangements, including an inability by any travel supplier to fulfill its payment obligation to us in a timely manner, increasing industry consolidation or our inability to enter into or renew arrangements with these parties on favorable terms, if at all, could reduce the amount, quality, pricing and breadth of the travel services and products that we are able to offer, which could adversely affect our business and financial performance.

We do not have formal arrangements with many of our travel suppliers.

We rely on travel suppliers to facilitate the sale of our travel services. We do not have formal agreements with many of our travel suppliers, including many hotels, whose booking systems or central reservations systems we rely on for bookings and confirmation as well as certain payment gateway arrangements. We cannot assure you that these third parties will not terminate these arrangements with us at short notice or without notice. Termination, non-renewal or suspension or an adverse amendment of any of these arrangements could have a material adverse effect on our business, financial condition and results of operations.

Our business and results of operations could be adversely affected by global and/or domestic economic conditions.

Due to the discretionary nature of travel expenditures, the travel industry tends to experience weak or reduced demand during economic downturns. Unfavorable changes in the business and economic conditions affecting our market could result in fewer reservations made through our websites and/or lower our net revenue margins, and have a material adverse effect on our financial condition and results of operations. In addition, during periods of poor economic conditions, airlines and hotels tend to reduce rates or offer discounted sales to stimulate demand, thereby reducing our commission-based income. The weakness and uncertainty in the global economy have negatively impacted both corporate and consumer spending patterns and demand for travel services, globally and in India, and may continue to do so in the future. These poor economic conditions could adversely impact our growth plans, business, financial condition and results of operations.

Risks Related to Our Common Stock

There is no current trading market for our securities, and if a trading market does not develop, you may be unable to resell your shares.

Currently, we do not have established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to seek a market maker to apply for admission to quotation of our securities on the OTC Bulletin Board. However, there can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, nor can there be any assurance that such an application for quotation will be approved.  If for any reason our securities are not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the securities may have difficulty selling their shares. As a result, you should purchase shares only as a long-term investment, and you must be prepared to hold your shares for an indefinite period of time.

We will require additional financing to support our operations, which financing many not be available on favorable terms or at all; any new equity financing could have a dilutive effect on our existing stockholders.

We will require additional financing to sustain our business, which may not be available on favorable terms, if at all. We may seek additional funding through a combination of equity offerings, debt financings or other third-party funding and other collaborations, strategic alliances and licensing arrangements to fully implement our business plan. For instance, we recently issued convertible notes, which may convert into shares of our common stock in the future.  If we raise additional funds through the issuance of equity or convertible debt securities, our stockholders may experience significant dilution. In addition, these new securities may contain certain rights, preferences or privileges that are senior to those of the shares of our common stock, which may decrease the value of your investment in our common stock. If we cannot obtain additional financing, we will not be able to achieve the sales growth that we need to cover our costs, and our results of operations would be negatively affected.

The reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors, which may lead to volatility and a decrease in the price of our common stock.

For as long as we continue to be an emerging growth company, we may take advantage of exemptions from reporting requirements that apply to other public companies that are not emerging growth companies. Investors may find our common stock less attractive because we may rely on these exemptions, which include not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We have elected to opt out of the extended transition period for complying with the revised accounting standards. If investors find our common stock less attractive as a result of exemptions and reduced disclosure requirements, there may be a less active trading market for our common stock and our stock price may be more volatile or may decrease.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future; therefore, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

We have never declared or paid cash dividends on our common stock. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

You may be subject to Indian taxes on income arising through the sale of our common stock.

In India, the Income Tax Act (1961) has provides that income arising directly or indirectly through the sale of a capital asset, including shares of a company incorporated outside of India, will be subject to tax in India, if such shares derive, directly or indirectly their value substantially from assets located in India, whether or not the seller of such shares has a residence, place of business, business connection, or any other presence in India, if, on the specified date, the value of such assets located in India (i) exceeds a specified amount, or (ii) represents at least fifty per cent of the value of all the assets owned by the company. Further, the amendment does not deal with the interplay between this provision of Indian tax law and the existing double tax avoidance treaties that India has entered into with the United States. If the Indian tax authorities determine that our common stock derives its value substantially from assets located in India and the provisions of any relevant double tax avoidance treaty are deemed to be inapplicable in this context, you may be subject to Indian income taxes on the income arising, directly or indirectly, through the sale of our common stock.

Our common stock will be and may continue to be subject to the “penny stock” rules of the SEC, which could make transactions in our common stock more cumbersome and may reduce the value of your investment in our common stock.

Rule 15g-9 under the Exchange Act defines a “penny stock” as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. To the extent a market develops for our common stock, we anticipate that our common stock will be, and may continue to be considered a penny stock. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and could depress the market value of our common stock, to the extent a market develops.

Shares of our common stock that have not been registered under federal securities laws are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a former “shell company.”

Prior to acquiring our Indian operating subsidiary we were a “shell company” under applicable SEC rules and regulations because we had no or nominal operations and either no or nominal assets, assets consisting solely of cash and cash equivalents, or assets consisting of any amount of cash and cash equivalents and nominal other assets. Resales pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, or the Securities Act, of the securities of a former shell company, such as us, are not permitted (i) until at least 12 months have elapsed from the effective date of this prospectus, reflecting our status as a non-shell company as filed with the SEC herein and (ii) unless at the time of a proposed sale, we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and have filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months, other than Form 8-K reports. As a result, any stockholders who receive shares in a transaction that is not registered under the Securities Act will be forced to hold their shares of our common stock for at least that 12-month period before they are eligible to sell those shares, and even after that 12-month period, sales may not be made under Rule 144 unless we and the selling stockholders are in compliance with other requirements of Rule 144. Further, it will be more difficult for us to raise funding to support our operations through the sale of debt or equity securities unless we agree to register such securities under the Securities Act, which could cause us to expend significant time and cash resources. Additionally, our previous status as a shell company could also limit our use of our securities to pay for any acquisitions we may seek to pursue in the future (although none are currently planned). The lack of liquidity of our securities as a result of the inability to sell under Rule 144 for a longer period of time than a non-former shell company could make an investment in our securities less attractive and could cause the share price of our common stock to decline.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including: any projections of earnings, revenues or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “plan” or “anticipate” and other similar words. Such forward-looking statements may be contained in the sections “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” among other places in this prospectus.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed in this prospectus. We do not intend, and undertake no obligation, to update any forward-looking statement, except as required by law.

Notwithstanding the above, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, expressly state that the safe harbor for forward looking statements does not apply to companies that issue penny stocks. Accordingly, the safe harbor for forward looking statements under the PSLRA is not currently available to the Company because we may be considered to be an issuer of penny stock.

DETERMINATION OF OFFERING PRICE

Following the effectiveness of the registration statement of which this prospectus forms a part, we intend to apply for quotation of our common stock on the OTC Bulletin Board. Until such time, the selling stockholders will offer shares of our common stock offered by this prospectus at a price between $0.20 to $0.30 per share. After our shares are listed on the OTC Bulletin Board, the selling stockholders will determine at what price they may sell their shares of common stock through privately negotiated transactions or otherwise at market prices at the time of sale.

We determined the offering price of $0.20 to $0.30 per share based on a discounted cash flow analysis and a price-equity analysis relative to peer group companies. The analyses that we completed yielded a value within the offering price range.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price based on the analyses above included our expected financial results, our financial condition, our cost of capital, the peer group companies we selected, the lack of an established market for our common stock and the minority interest the purchasers of our securities will hold, our limited operating history and the general condition of the securities market.

DILUTION

If you purchase securities in this offering, your interest will be immediately and substantially diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock after giving effect to this offering.

Our net tangible book value as of December 31, 2015 was approximately $(1,041,168), or approximately $(0.014) per share of common stock. After giving effect to the sale of the shares of our common stock in this offering at the assumed public offering price of $0.30 per share and after deducting the estimated offering expenses payable by us, our pro forma as adjusted net tangible book value at December 31, 2015 would have been approximately $(1,143,992) or approximately $(0.015) per share. This represents an immediate decrease in net tangible book value of approximately$(0.001) per share to our existing stockholders, and an immediate dilution of $(0.315) per share to investors purchasing shares in the offering.

Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of our common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

The following table illustrates the per share dilution to investors purchasing shares in the offering:

Public offering price per share		$0.30
Net tangible book value per share as of December 31, 2015	$(0.014)
Decrease in net tangible book value per share attributable to this offering(1)	$(0.001)
Adjusted net tangible book value per share after this offering		$(0.015)
Amount of dilution in net tangible book value per share to new investors in this offering		$(0.315)

USE OF PROCEEDS

We are registering the shares of common stock held by our selling stockholders to permit the resale of these shares of common stock by the selling stockholders after the date of this prospectus. We will not receive any proceeds from the sale of our common stock offered by the selling stockholders under this prospectus.

We will bear all fees and expenses incident to our obligation to register the shares of our common stock that the stockholders are offering for resale.

MARKET FOR OUR COMMON STOCK

Currently, there is no public market for our common stock. Although our common stock is not listed on a public exchange, we intend to file to obtain a quotation on the OTC Bulletin Board in the future. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a public market will develop if our common stock is quoted.

Holders

As of April 18, 2016, there were five holders of record of our common stock.

Dividends

We have never declared or paid any dividends on our common stock. We anticipate that we will retain all future earnings, if any, for the expansion and operation of our business. We do not anticipate paying cash dividends for the foreseeable future.

Convertible Securities

On February 8, 2016, we issued convertible promissory notes to three accredited investors in the aggregate principal amount of $350,000 pursuant to a note purchase agreement of the same date. The notes bear interest at an annual rate of 6%. The principal amount together with accrued and unpaid interest thereon becomes due and payable on February 8, 2019. In the event that we complete an “uplist transaction,” which is an underwritten public offering of our common stock in connection with a listing on a national securities exchange, prior to the February 8, 2019 maturity date, the outstanding principal balance of the note will automatically convert into a total of 9,156,206 shares of our common stock, which we refer to as the note shares. If the uplist transaction does not occur prior to the maturity date, the noteholders will have the option to receive full payment of the outstanding principal balance or the note shares, each together with unpaid accrued interest paid in cash. The noteholders also will have the option to receive full payment of the outstanding principal or the note shares, each together with accrued interest paid in cash, in connection with a “sale of the company” as such term is defined in the convertible promissory notes.

Beginning on February 9, 2017, to the extent note shares have been issued, and to the extent such note shares are not then tradeable pursuant to Rule 144 of the Securities Act or otherwise, the noteholders may make one “demand request” for registration under the Securities Act of all or any portion of the note shares. The Company will use its commercially reasonable best efforts to file a registration statement under the Securities Act within 45 days of such demand request. The Company will bear all costs, fees and expenses associated with such demand registration statement. Notwithstanding this obligation, if in the good faith judgment of the Company’s board of directors it would be materially detrimental to the Company and its stockholders for such registration statement to become effective for the reasons stated in the convertible promissory notes, the Company may defer taking action with respect to the demand registration statement for not more than 180 days after the demand request.

Arna Global LLC, which is wholly-owned by Mr. Sharma, loaned us $956,000, which is evidenced by a convertible promissory note, dated March 8, 2016, which bears interest at an annual rate of 10%. The principal amount together with accrued and unpaid interest thereon becomes due and payable on March 7, 2019. In the event that we complete an “uplist transaction,” which is an underwritten public offering of our common stock in connection with a listing on a national securities exchange prior to the March 7, 2019 maturity date, the outstanding principal balance of the note will automatically convert into 21,194,381 shares of our common stock, which we refer to as the note shares. If the uplist transaction does not occur prior to the maturity date, Arna will have the option to receive full payment of the outstanding principal balance or the note shares, each together with unpaid accrued interest paid in cash. Arna Global LLC also will have the option to receive full payment of the outstanding principal or the note shares, each together with accrued interest paid in cash, in connection with a “sale of the company” as such term is defined in the convertible promissory note.

Mr. Sharma loaned us $156,407, which is evidenced by a convertible promissory note, dated March 8, 2016, which bears interest at an annual rate of 10%. The principal amount together with accrued and unpaid interest thereon becomes due and payable on March 7, 2019. In the event that we complete an “uplist transaction,” which is an underwritten public offering of our common stock in connection with a listing on a national securities exchange prior to the March 7, 2019 maturity date, the outstanding principal balance of the note will automatically convert into 3,432,234 shares of our common stock, which we refer to as the note shares. If the uplist transaction does not occur prior to the maturity date, Mr. Sharma will have the option to receive full payment of the outstanding principal balance or the note shares, each together with unpaid accrued interest paid in cash. Mr. Sharma also will have the option to receive full payment of the outstanding principal or the note shares, each together with accrued interest paid in cash, in connection with a “sale of the company” as such term is defined in the convertible promissory note.

Mr. Mandloi loaned us $38,076, which is evidenced by a convertible promissory note, dated March 8, 2016, which bears interest at an annual rate of 10%. The principal amount together with accrued and unpaid interest thereon becomes due and payable on March 7, 2019. In the event that we complete an “uplist transaction,” which is an underwritten public offering of our common stock in connection with a listing on a national securities exchange, prior to the March 7, 2019 maturity date, the outstanding principal balance of the note will automatically convert into 835,552 shares of our common stock, which we refer to as the note shares. If the uplist transaction does not occur prior to the maturity date, Mr. Mandloi will have the option to receive full payment of the outstanding principal balance or the note shares, each together with unpaid accrued interest paid in cash. Mr. Mandloi also will have the option to receive full payment of the outstanding principal or the note shares, each together with accrued interest paid in cash, in connection with a “sale of the company” as such term is defined in the convertible promissory note.

Equity Compensation Plan Information

As of March 31, 2015, we did not have any compensation plans, including individual compensation arrangements under which we could issue common stock. On April 15, 2016, we adopted the TripBorn, Inc. 2016 Stock Incentive Plan, which authorized the issuance of 7,680,000 shares of our common stock pursuant to stock options, restricted stock, restricted stock units or other awards authorized under the terms of the plan. No awards have been issued under the plan.

SELLING STOCKHOLDERS

Name	Amount Beneficially Owned Prior to Offering	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned After Offering(1)

Arna Global LLC	35,714,285	5,357,143	30,357,142	39.5%
Affiliate of Deepak Sharma, President, Chief Executive Officer, Chief Financial Officer and Director

Sachin Mandloi	35,714,285	5,357,143	30,357,142	39.5%
Vice President and Director

(1) Based on 76,804,914 shares outstanding at April 18, 2016.

DESCRIPTION OF SECURITIES

The following description includes the material attributes of our capital stock This description is not complete, and we qualify it by referring to our restated certificate of incorporation and our amended and restated bylaws, both of which we incorporate into this prospectus by reference, and the laws of the state of Delaware.

Our restated certificate of incorporation authorizes us to issue 210,000,000 shares of capital stock, divided into two classes:

•	200,000,000 shares of common stock, $.0001 par value

•	10,000,000 shares of preferred stock, $.0001 par value

Common Stock

Our common stock has one vote per share. The holders of our common stock are entitled to vote on all matters to be voted on by stockholders. The holders of our common stock do not have cumulative voting rights.

Directors are elected by a plurality vote of the shares represented in person or by proxy. All other actions by stockholders will be approved by a majority of votes cast except as otherwise required by law. Our amended and restated bylaws do not provide for cumulative voting.

The holders of common stock are entitled to receive dividends ratably when, as and if declared by the board of directors out of funds legally available therefor. Our common stock is not liable to further calls or assessment.  The holders of our common stock have no preemptive rights.  Our common stock cannot be redeemed, and it does not have any conversion rights or sinking fund provisions.

In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share equally and ratably in all assets remaining available for distribution after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Holders of common stock have no preemptive, subscription, redemption, sinking fund, or conversion rights. The outstanding shares of common stock are validly issued, fully paid and non-assessable.

Amendment of Bylaws

Our restated certificate of incorporation grants our board of directors the power to adopt, amend or repeal our bylaws, except as otherwise set forth in the bylaws.

Effects on our Common Stock if We Issue Preferred Stock

Our board of directors has authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series. Our board of directors has the authority to determine the terms of each series of preferred stock, within the limits of the restated certificate of incorporation and the laws of the state of Delaware. These terms include the number of shares in a series, dividend rights, liquidation preferences, terms of redemption, conversion rights and voting rights.

The issuance of any preferred stock may negatively affect the holders of our common stock. These possible negative effects include diluting the voting power of shares of our common stock and affecting the market price of our common stock.

Anti-Takeover Effects of Provisions of our Certificate of Incorporation and Bylaws

Preferred Stock

We believe that the availability of the preferred stock under our certificate of incorporation provides us with flexibility in addressing corporate issues that may arise. Having these authorized shares available for issuance allows us to issue shares of preferred stock without the expense and delay of a special stockholders’ meeting. The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by our stockholders, unless action is required by applicable law or the rules of any stock exchange on which our securities may be listed. The board of directors has the power, subject to applicable law, to issue series of preferred stock that could, depending on the terms of the series, impede the completion of a merger, tender offer or other takeover attempt that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then prevailing market price of the stock.

Advance Notice Provisions

Our bylaws require that for a stockholder to nominate a director or bring other business before an annual meeting, the stockholder must give notice not later than the close of business on the 90th day prior to the first anniversary of the prior year’s annual meeting. In the event that no annual meeting was held in the previous year, or the date of the annual meeting of stockholders is advanced by more than 30 days or delayed by more than 70 days of such anniversary date, we must receive notice of such nominations or other business no later than the close of business on the 10th day after the earlier of the mailing of the notice of the annual meeting of stockholders or the day on which we first make a public announcement of the date of such meeting.

Anti-Takeover Effects of Delaware Law

Section 203 of the Delaware General Corporation Law (the “DGCL”) provides that, subject to exceptions specified therein, an “interested stockholder” of a Delaware corporation shall not engage in any “business combination,” including general mergers or consolidations or acquisitions of additional shares of the corporation, with the corporation for a three-year period following the time that such stockholder becomes an interested stockholder unless:

•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding specified shares); or

•
on or subsequent to such time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

Under Section 203, the restrictions described above also do not apply to specified business combinations proposed by an interested stockholder following the announcement or notification of one of specified transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors, if such transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors. The restrictions described above also do not apply to specified business combinations with a person who is an “interested stockholder” prior to the time when the corporation’s common stock is listed on a national securities exchange, so these restrictions would not apply to a business combination with any person who is one of our stockholders prior to this offering.

Except as otherwise specified in Section 203, an “interested stockholder” is defined to include:

•
any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and

•	the affiliates and associates of any such person.

Under some circumstances, Section 203 makes it more difficult for a person who is an interested stockholder to effect various business combinations with us for a three-year period.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

You should read the following management’s discussion and analysis in conjunction with the financial statements and related notes for TripBorn, Inc. (“TripBorn,” “we,” “us,” “our” and the “Company”) and its operating subsidiary, Sunalpha Green Technologies Private Limited (“Sunalpha”).

The information contained below may be subject to risk factors. We urge you to review carefully the section of this prospectus entitled “Risk Factors” for a more complete discussion of the risks associated with an investment in our common stock. See “Special Note Regarding Forward-Looking Statements.”

Overview

We are an online travel agency, sometimes referred to as an OTA, that offers travel reservations and related travel services to travel agents in India through our website, www.tripborn.com. Currently, we operate as a business to business, or B2B, online travel agency that serves travel agents and travel companies based in India in booking travel services and products for their customers. Through our internet-based platform, our travel agents can search and book domestic and international air tickets, hotels, vacation packages, rail tickets and bus tickets, as well as ancillary travel-related services. We serve over 500 travel agents in the Indian states of Gujarat, Maharashtra and Rajasthan. At this time, approximately 85% of our travel agents are based in Gujarat, primarily in and around the city of Ahmedabad.

We are a holding company organized in Delaware in 2010. Deepak Sharma and Sachin Mandloi, each of whom is an executive officer and director of the Company, formed our operating subsidiary, Sunalpha Green Technologies Private Limited under laws of the Republic of India in 2010. Sunalpha commenced operations as an OTA in India in February 2014.

Prior to acquiring Sunalpha in December 2015, we operated as a shell company with nominal or no assets or operations. We were known as PinstripesNYC, Inc. until January 2016. We filed reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) from August 2010 until we terminated the registration of our securities in May 2013. Our fiscal year ends on March 31. We refer to the fiscal year ended March 31, 2015 as fiscal 2015.

We manage our online travel agency business through Travelcord, our proprietary internet-based online transaction platform. Through our website, www.tripborn.com, we offer a wide inventory of travel services and products to offline travel agents who serve the growing middle class of travelers in semi-urban and rural regions of India. Through our proprietary technology, we consolidate and provide our travel agents with access to travel bookings and hotel reservations that otherwise would be costly and time-consuming to obtain for their customers in an often-fragmented marketplace. While some of our more established competitors have focused on selling directly to consumers in urban areas, our travel agent partners tend to be small, brick and mortar establishments that serve travelers who rely on more personalized transactions for their travel booking needs due to language barriers and lack of access to the internet or credit cards. We have grown our operations through referrals and a focus on addressing our customers’ needs through sophisticated technology.

We generate revenue through our ticketing business, which includes rail ticketing, bus ticketing and air ticketing and our hotel reservations and vacation and business packages business. We also generate revenue by providing online payment services and access to visa processing services.

In our air ticketing business, our three main sources of revenue are (1) commissions and incentive payments from airline suppliers for tickets booked by our travel agent customers through our distribution channels, and (2) service fees we charge our customers. Revenue from our air ticketing business generally represents the commissions, incentive payments and fees we earn as an agent on a “net” basis. In our hotels and vacation packages business, revenue (including revenue on air tickets sold as part of packages) is generally accounted for on a “gross” basis, representing the total amount paid by our customers for these travel services and products, including taxes, if any.

Historical Operations and Outlook

Since commencing operations as an OTA in February 2014, we have grown our business by initially processing a few transactions a day to processing approximately 450 transactions per day in March 2016. Flight searches on our website have grown from a few per day in February 2014 to over 2,000 flight searches per day in March 2016. During the fiscal year 2016, we have experienced increased traffic on our website due to our efforts in marketing and branding. We have steadily worked to add suppliers in order to provide additional services and better pricing for our travel agent customers. In the development stages, we have relied on user feedback to enhance our core technology. As internet penetration in India continues to increase, we anticipate that we will be in a position to use our established platform to offer travel services and related services directly to consumers. We believe our online platform is capable of managing hundreds of suppliers and millions of transactions in furtherance of our growth strategies.

In November 2015, we integrated the Indian Railway reservation system into our online platform using complex and scalable technology tools. Previously, we provided rail ticketing through a third party supplier. We anticipate that becoming a principle agent will result in an increase in rail ticketing revenue associated with an increase in fees associated with enrolling our travel agent customers and usage fees for ticketing. Initially, we will also anticipate an increase in selling, general and administrative expenses associated with hiring additional personnel and expanding our marketing activities in connection with the expanded rail ticketing services.

Assuming we are successful in enrolling new travel agents while retaining our existing travel agents, we anticipate that we will achieve sustainable and predictable cash flow and revenue growth, year-over-year. However, there is no assurance that we will be successful in implementing our business model and achieving our operational and financial objectives.

We expect to see an increase in bookings through our website and a corresponding increase in revenue in fiscal year 2017 due to the recent expansion of our sales force and our expansion into the state of Maharashtra. In fiscal year 2017 we expect to expand into other neighboring states in India.

Critical Accounting Policies and Estimates

In preparing our financial statements, we make estimates, assumptions and judgments that can have a significant impact on revenue, income (loss) from operations and net income (loss), as well as the value of certain assets and liabilities on our balance sheet. The application of our critical accounting policies requires an evaluation of a number of complex criteria and significant accounting judgments by us. Our management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. We evaluate our estimates on a regular basis and make changes accordingly.  Actual results may materially differ from these estimates under different assumptions or conditions. If actual results were to materially differ from these estimates, the resulting changes could have a material adverse effect on our financial condition.

Our critical accounting polices include the following:

Business Combination

The unaudited condensed consolidated financial statements include the financial statements of the Company and Sunalpha. All significant related party accounts and transactions between the Company and the Sunalpha have been eliminated upon consolidation.

Revenue Recognition

The Company recognizes revenue in accordance with the FASB ASC 605. Revenue is recognized where there is a persuasive evidence of an arrangement in respect of services to be provided, where such services have been rendered, and the fee is determinable and collectability is reasonably assured. We recognize revenue as the gross amount billed to a customer because we have earned revenue from the sale of goods or services including discount, taxes and fees. We derive our revenue primarily from air ticketing, rail ticketing, bus ticketing, hotels and vacation packages, online payment services and commissions fees and penalties.

Air Ticketing. Income from our air ticketing business is comprised of sales of tickets, commissions and incentive payments from airline suppliers and service fees charged to our travel agent customers. We recognize income from our air ticket bookings at the time of issuance of tickets on a “gross” basis; we do not assume any performance obligation after the confirmation of the issuance of the air tickets to our customers. We recognize incentives earned from airlines on the basis of performance targets agreed to with the relevant airline and when performance obligations have been completed and/or credited to our account.

Hotels and Vacation Packages. Income from our hotels and vacation packages businesses, including income from air tickets sold as part of packages, is accounted for on a “gross” basis as we are the primary obligor in the arrangements and incur risk and responsibility, including the responsibility for delivery of services. Our hotels and vacation packages revenue also includes commissions we earn for the sale of hotel rooms (without packages), and commissions we earn as an agent from other online travel agents and aggregators from whom we procure hotel rooms for our travel agency customers. The revenue from the sale of hotel reservations and vacation packages is recognized on the customer’s date of booking. In the event of cancellations, if any, revenue is recognized as net of cancellation, refunds, taxes and commissions.

Rail Ticketing. We also earn revenue on a “gross” basis from rail ticketing, which includes the total cost of railway tickets and fees that are charged to our customers. The customer primarily is required to pay the amount at the time of transaction booking; we do not assume any performance obligation after the confirmation of the issuance of the rail tickets to our customers. We also earn one time agent sign-up fees from the railway agent at the time of agent enrollment. In the event of cancellation of rail tickets, the revenue we recognized for the total cost of railway tickets is reversed, while fees charged to our customers for booking railway tickets are not reversed as part of the cancellation.

Other Revenue. We recognize revenue on a “gross” basis, including commissions and fees from bus operators and online payment services and for facilitating access to third-party visa services. We recognize revenue when we have persuasive evidence of an arrangement in respect of services to be provided and customer has paid us for the services at the time of booking. The customer is primarily required to pay the amount at the time of transaction booking, collectability is reasonably assured. We do not believe we have significant uncertainty regarding revenue recognition, or that the same would not be affected by uncertain future events.

Revenue is recognized net of cancellations, refunds, discounts and taxes. In the event of cancellation of tickets, revenue recognized with respect to gross amounts earned by us on such tickets is reversed, and we recognize a liability with respect to the refund due to our customers, net of penalties, if any. Airlines may charge penalties for cancellations. We recognize penalties we collect from our customers as income, and recognize penalties paid to the airlines or suppliers as expenses at the time of cancellation. In addition, a liability is recognized in respect of the refund due to our customers for the gross amount charged to such customers net of cancellation fees. The revenue from the sale of vacation packages and hotel reservations is recognized on the customer’s date of booking. Cancellations, if any, do not impact revenue recognition since revenue is recognized upon availment of services by the customer.

Service Costs

Service cost primarily consists of costs paid to hotel and vacation package suppliers for the acquisition of relevant services and products for sale to customers, and includes the procurement cost of hotel rooms and other services.

Service costs are the amount paid or accrued against procurement of these services and products from the respective suppliers and do not include any other operating cost to provide these services or products. Service costs are recognized when incurred, which coincides with the recognition of the corresponding revenue.

Other operating and administration costs include costs such as advertising and business promotion costs, utilities, rent, payroll and consultants fees and charges, which are recognized on an accrual basis. Depreciation and amortization costs are amortized over the estimated useful lives of the assets.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results could differ significantly from those estimates. The estimates underlying the Company’s Financial Statements relate to, accruals for travel transactions, valuation of accounts receivable, useful life of long-lived assets and income taxes.

Receivables and Credit Policies

Accounts receivable are uncollateralized customer obligations due under normal trade terms which generally range from 4 hours to 15 days from the time and date of transaction. Accounts receivable are stated at the amount billed to the customer. Customer account balances with invoices exceeding credit terms are considered delinquent. Payments of accounts receivable are allocated to specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoices.

Goodwill and other Intangible Assets

Goodwill represents the excess of the cost of an acquired entity over the fair value of net assets acquired. It is assigned to reporting units as of the acquisition date. Goodwill is not amortized, but is tested for impairment at least on an annual basis and between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount . The impairment test requires assessing qualitative factors and then, if it is necessary, estimating the fair value of a reporting unit and comparing it with its carrying amount, including goodwill assigned to the reporting unit. If the estimated fair value of the reporting unit is less than its net carrying amount, including goodwill, then the goodwill is written down to its implied fair value.

Intangible assets with indefinite useful lives are tested for impairment at least annually. Intangible assets that have limited useful lives are amortized on a straight line basis over the shorter of their useful or legal lives.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation of property and equipment is computed on a straight-line basis over the estimated useful lives of the assets. The Company charges repairs and maintenance costs that do not extend the lives of the assets to expenses as incurred.

Foreign Currency Translation

The Company translates the foreign currency financial statements into US Dollar using the year or reporting period end or average exchange rates in accordance with the requirements of Accounting Standards Codification subtopic 830-10, Foreign Currency Matters (“ASC 830-10”). Assets and liabilities are translated at exchange rates as of the balance sheet date. Revenues and expenses are translated at average rates in effect for the periods presented. The cumulative translation adjustment is included in the accumulated other comprehensive gain (loss) within shareholders’ equity (deficit).

Results of Continuing Operations of TripBorn, Inc. for the Three and Nine Months Ended December 31, 2015 and 2014

	Three Months Ended December 31,		Nine Months Ended December 31,
	2015	2014	2015	2014

Net revenue	$113,669	$—	$113,669	$—
Cost of revenue	109,255	—	109,255	—

Gross profit	4,414	—	4,414	—
Operating expenses
Selling, general and administration expenses	45,522	—	45,822	—

Income/(loss) from operations	(41,108)	—	(41,408)	—

Other income (expenses)
Depreciation and amortization	(687)	—	(687)	—

Total other income/(expense)	(687)	—	(687)	—

Net income (loss)	$(41,795)	$—	$(42,095)	$—

Revenues

Total revenues for the three-month and nine-month periods ended December 31, 2015 were $113,699, compared to no revenue for the comparable periods in 2014.  The three - and nine-month periods ended in 2015 included the results of operations of Sunalpha for 17 days beginning after the date of acquisition on December 14, 2015. Revenue primarily consisted of $74,143 from air ticketing, $506 from bus ticketing, $29,942 from rail ticketing, $606 from hotel booking, 2,504 from vacation packages and $588 from payment services and $5,380 from incentives from our aggregators and suppliers and fees, penalty income and surcharges from our travel agent customers.

Cost of Revenues and Gross Profit

The cost of revenues for the three-month and nine-month periods ended December 31, 2015, was $109,255, compared to no cost of revenue for the respective comparable periods in 2014.  We realized gross profits for the three month and nine month periods ended December 31, 2015, compared to no profit for the respective comparable periods in 2014. The cost of revenue resulted from fees charged by our suppliers of $75,499 for air ticketing, $502 for bus ticketing, $29,562 for rail ticketing, $609 for hotel booking, $2,493 for vacation packages and $590 for payment services. We plan to manage our cost of revenue by optimizing pricing from our suppliers and aggregators to increase our profitability and by implementing pricing algorithms and profitability calculations.

Gross profit from revenues for the three-month and nine-month periods ended December 31, 2015 were $4,414 respectively, compared to no profit for the comparable periods in 2014.

Operating Expenses

Total operating expenses for the three-month and nine-month periods ended December 31, 2015 were $45,522 and $45,822, respectively, compared to no expenses for the respective comparable periods in 2014.  Our operating expenses include our sales and marketing, payroll and general and administrative costs.

We expect our sales and marketing expenses to increase as we continue to grow the business and hire experienced personnel to support our growing business and its operation. Our general and administrative expenses are expected to increase as we incur expenses associated with become a reporting company under the Exchange Act and the listing our shares on the OTC Bulletin Board.

Results of Operations of TripBorn, Inc. for the Years Ended March 31, 2015 and 2014

	March 31, 2015	March 31, 2014
Net revenue	$—	$—
Cost of revenue	$—	$—
Gross profit	$—	$—
Operating expenses
Selling, general and administration expenses	$573	$1098
Income/ (loss) from operations	(573)	(1098)
Net income (loss)	$(573)	$(1098)

Revenues

During the years ended March 31, 2015 and March 31, 2014, TripBorn was a development stage company with nominal or no operations. TripBorn had no revenue during these periods.

Operating Expenses

Total general and administrative expenses for the years ended March 31, 2015 and 2014 were $573 and $1,098, respectively, which reflected the cost of maintaining the shell company.

Results of Continuing Operations of Sunalpha Green Technologies Private Limited for the Six Months Ended September 30, 2015 and 2014.

	Six Months Ended September 30,
	2015	2014

Net revenue	$1,034,835	$358,573
Cost of revenue	$961,061	$335,400

Gross profit	$73,799	$23,173

Operating expenses
Selling, general and administration expense	$92,715	$19,729

Income/(loss) from operations	$(18,916)	$3,444
`
Other income/(expenses)
Depreciation and amortization	$(3,551)	$(1,456)

Total other income/(expense)	$(3,551)	$(1,456)

Income (loss) before income tax expense	(22,467)	$1,988
Income tax expenses	$(58)	$—

Net income (loss)	$(22,525)	$1,988

Other comprehensive income/(loss):
Unrealized foreign currency translation income/(loss)	$3,193	$499

Net comprehensive income/(loss)	$(19,332)	$2,487

Revenues

Total revenues for the six-month period ended September 30, 2015 and 2014 were $1,034,835 and $358,573, respectively.  We attribute these revenue increases to an increase of $676,262 in total ticketing sales and an increase of $48,899 in fees and commissions that our travel suppliers and aggregators paid to us. This increase in fees and commissions resulted from an increase in total transactions completed on our platform. The continued development of our platform, operations and sales team contributed to the increase in travel agent customers and transactions. We derived revenue primarily from an increase of $579,588 from air ticketing, $9,515 from bus ticketing, $1,588 from rail ticketing, $1,539 from hotel booking, $28,426 from vacation packages, $2,161 from visa services and $4,546 from payment services from the prior year period. During the six months ended September 30, 2015, we provided rail services through a third-party. Now that we are a principal agent of the IRCTC, we expect to draw more revenues from our rail services, which includes revenue from the collection of initial sign-up fees from the travel agents and platform usage fees for the each ticket booked through our website.

Cost of Revenues and Gross Profit

Total cost of revenues for the six-months ended September 30, 2015, were $961,061 compared to $335,400 for the six months ended in 2014.  Cost of revenue increased as we have entered into additional arrangements with suppliers and aggregators. Cost of revenue reflects an increase in fees charged by our suppliers and aggregators of $577,357 for air ticketing, $27,409 for vacation packages, $9,486 for bus ticketing, $1,587 for rail ticketing, $2,529 for hotel booking, $2,819 for visa services and $4,473 for payment services as compared to the prior year period. These increases correspond with an increase in transactions from the prior year period. We realized gross profits for the six months ended September 30, 2015 of $73,799, compared to $23,173 for the respective comparable period in 2014.

Operating Expenses

Total operating expenses for the six-month period ended September 30, 2015 were $92,715, compared to $19,729 for the respective comparable period in 2014.  Our operating expenses include our sales and marketing, payroll and general and administrative costs.

We expect our sales and marketing expenses to increase as we continue to grow the business. We expect our payroll expenses to increase as we continue to seek new talent to support our growing business and its operation. Our general and administrative expenses are expected to continue at higher levels due to the launch of our rail ticketing services. These expenses include will include payroll costs associated with hiring sales executives to market our rail services and marketing and promotion activities and back office and operation resources to support the railway ticketing services.

Results of Operations for Sunalpha Green Technologies Private Limited for the Years Ended March 31, 2015 and 2014

	Year Ended March 31,
	2015	2014
Net revenue	$1,128,425	$59,026
Cost of revenue	$1,042,165	$57,377

Gross profit	$85,260	$1,649
Operating expenses
Selling, general and administration expenses	$85,751	$1,848

Income/ (loss) from operations	$509	$(199)
Other income/(expenses)
Depreciation and amortization	$(1,987)	$(9)
Total other income/(expense)	$(1,987)	$(208)
Net income (loss)	$(1,478)	$(208)
Other comprehensive income/(loss):
Unrealized foreign currency translation income/(loss)	905	—
Net comprehensive income/(loss)	$(573)	$(208)

Revenues

Sunalpha began operations as an OTA in February 2014 and had reportable income for only two months in 2014. Total revenues for the year ended March 31, 2015 and 2014 were $1,128,425 and $59,026, respectively. The increase in revenue year over year resulted from an increase in travel-related services we offered through our website and an increase in travel agent customers. For the year ended March 31, 2015, we derived revenue of $1,018,189 from air ticketing, $27,624 from vacation packages, $2,566 from visa services and $80,045 in commissions and incentives from our aggregators and suppliers and fees, penalty income and surcharges from our travel agent customers. We attribute the increase in revenue to having a full year of reportable revenue in 2015 compared to having only a few months of reportable revenue in 2014. Also, during 2015 we added additional suppliers to our platforms and additional services offerings to our customers including, hotel booking, vacation packages, bus ticketing and payment services.

Cost of Revenues and Gross Profit

Total cost of revenues for the year ended March 31, 2015 and 2014 was $1,042,165 and $ 57,377 respectively.  We realized gross profits for the year ended March 31, 2015 of $85,260, compared to $1,649 for the respective comparable period in 2014.

Cost of revenues for ticket booking and other revenues for the year ended March 31, 2015, were $1,042,165, compared to $57,377 for the respective comparable period in 2014. The increase in cost of revenues reflects the increase in fees we paid to our suppliers and aggregators as we expanded the type and volume of our travel services offerings from year-end 2014 to 2015.

Operating Expenses

Total general and administrative expenses for the years ended March 31, 2015 and 2014 were $85,751 and $1,848, respectively, due to an increase in employees. We added 10 employees during the year ended March 31, 2015. We expect our general and administrative expenses for year ended March 31, 2016 will remain higher compared to expense levels of the year ended March 31, 2015 as we expand our sales and distribution team and hire experienced senior level management.

Liquidity and Capital Resources

As of December 31, 2015, we had $20,641 in cash and cash equivalents, compared to $1,603 as of March 31, 2014. The $19,038 increase in cash was due to commencing of operation in year 2015 and net cash used in operating activities. As of December 31, 2015, we had additional paid-in capital $212,519 compared to $124,162 as of March 31, 2014.

We believe we have sufficient capital to continue operations through September 2016. We require additional capital to continue to fund our operations, and will look to raise funds through public and private offerings of our securities.

We took the following steps since fiscal year 2015 to manage our liquidity, to avoid default on any material third-party obligations and to continue moving our business towards cash-flow break-even, and ultimately profitability:

•
We continue to employ “on demand” procurement processes for travel products that we sell to our customer. We also continue our attempts to collect customer payments promptly based on their payment terms, which has helped us manage our working capital needs.

•	In order to manage our working needs, we are negotiating with our key vendors for extended payment terms for our procurement of products that we sell.

•
We raised $350,000 in the last quarter of fiscal year 2015 pursuant to the Company’s issuance of convertible notes. The notes have a three-year term, and bear interest at the rate of six percent payable at maturity. The principal amount of each note is convertible into shares of the Company’s common stock. We expect to raise an additional $150,000 in convertible note issuances within the next six months.

•
We received proceeds from the issuance of convertible notes to affiliates totaling $1,150,483 in the fourth quarter of fiscal 2016. The notes have a three-year term, and bear interest at the rate of ten percent payable at maturity. The principal amount of each note is convertible into shares of the Company’s common stock.

•	The Company expects to seek a market maker to apply for admission to quotation of our securities on the OTC Bulletin Board.

There are no assurances that these steps will generate sufficient cash flow from operations or that we will be able to obtain sufficient financing necessary to support our working capital requirements. We can also give no assurance that additional capital financing will be available, or if available, will be on terms acceptable to us. If adequate working capital is not available, we may not be able to continue our operations or execute our business plan.

Stock Based Compensation

On April 15, 2016, we adopted the TripBorn, Inc. 2016 Stock Incentive Plan (the “Plan”), which authorized the issuance of 7,680,000 shares of our common stock pursuant to stock options, restricted stock, restricted stock units or other awards authorized under the terms of the plan. No awards have been issued under the Plan.

In the next six months, we anticipate awarding approximately 6,000,000 to 11,500,000 shares of time-vesting restricted stock to certain outside consultants as compensation for their services to the Company outside of the Plan. We expect the restricted stock will be subject to performance and time vesting.

Contractual Obligations

Our agreement with the Indian Railway Catering and Tourism Corporation, or IRCTC, requires us to pay annual maintenance charges based on the number of active railway agents that use our rail booking services on our platform. Based on an estimate of 1,000 agents, $7,500 in annual maintenance charges will be payable for fiscal year 2016. We estimate that $15,000 in annual maintenance charges will be payable for fiscal year 2017. Currently, we have enrolled approximately 120 agents to use the railway booking services on our platform.

Off-Balance Sheet Arrangements

As of December 31, 2015, we had no off-balance sheet arrangements.

Recently Issued Accounting Standards

For information regarding the impact of recently issued accounting standards, see Note 4 to our financial statements for the quarter ended December 31, 2015, included in this prospectus.

BUSINESS

Overview

We are an online travel agency, sometimes referred to as an OTA, that offers travel reservations and related travel services to travel agents in India through our website, www.tripborn.com. Currently, we operate as a business to business, or B2B, online travel agency that serves travel agents and travel companies based in India in booking travel services and products for their customers. Through our internet-based platform, our travel agents can search and book domestic and international air tickets, hotels, vacation packages, rail tickets and bus tickets, as well as ancillary travel-related services. We serve approximately 500 travel agents in the Indian states of Gujarat, Maharashtra and Rajasthan. At this time, approximately 85% of our travel agents are based in Gujarat, primarily in and around the city of Ahmedabad. We plan to expand our presence throughout pan-India as opportunities present, with an immediate focus on the states of Gujarat, Maharashtra, Rajasthan and Madya Pradesh.

We are a holding company organized in Delaware in 2010. Our President and director, Deepak Sharma formed our operating subsidiary, Sunalpha Green Technologies Private Limited under laws of the Republic of India in 2010. Sunalpha commenced operations as an OTA in India in February 2014.

We engineered our internet-based platform, Travelcord using multiple systems platforms with an emphasis on scalability, performance and reliability. We integrated other software platforms, applications and database systems into Travelcord. We designed these internal platforms to include open application protocol interfaces that can provide connectivity to our travel services suppliers. Our travel services suppliers include aggregators and individual providers, such as individual hotels. Our applications use secure communications and transactions, as appropriate.

Our Market

India’s rapidly growing economy and rising middle class are driving growth in India’s travel and tourism industry. According to the International Monetary Fund (“IMF”), India’s gross domestic product (“GDP”) grew at an estimated 7.3% in 2015 and is projected to grow by 7.3% and 7.5% in each of 2016 and 2017. In 2011, the National Council for Applied Economic Research estimated that the Indian middle class would grow from 160 million people in 2011 to 267 million people in 2016 and would reach 547 million people by 2026. According to the IMF, nominal per capital income of the Indian population also is increasing. All of these factors tend to increase discretionary spending in areas such as travel and leisure. According to Word Travel & Tourisms Council’ Economic Impact 2015, the travel and tourism sector in India has been increasingly contributing to overall GDP. Domestic tourists accounted for over 80% of the spending in 2015.

Although internet penetration and use of debit and credit cards is rapidly increasing, India continues to have a significant unbanked population, particularly outside of urban areas. According to the Reserve Bank of India, approximately 40% of households do not have access to banking services. According to India’s 2011 Census, 69% of India’s population lives in rural areas, while 5% live in semi-urban areas. In addition, lower internet penetration and literacy rates in more rural areas mean that OTAs are unable to reach a significant portion of the population directly. Due to a combination of these factors, semi-urban and rural travelers are more likely to require an intermediary to book travel related services and products.

Our Strategy

We manage our online travel agency business through Travelcord, our proprietary internet-based online transaction platform. Through our website, www.tripborn.com, we offer a wide inventory of travel services and products to offline travel agents who serve the growing middle class of travelers in semi-urban and rural regions of India. Using our proprietary technology, we consolidate and provide our travel agents with access to travel bookings and hotel reservations that otherwise would be costly and time-consuming to obtain for their customers in an often fragmented marketplace. While some of our more established competitors have focused on selling directly to consumers in urban areas, our travel agent partners tend to be small, brick and mortar establishments that serve travelers who rely on more personalized transactions for their travel booking needs due to language barriers and lack of access to the internet or credit cards. We have grown our operations through referrals and a focus on addressing our customers’ needs through sophisticated technology. In the development stages, we have relied on user feedback to enhance our core technology. As internet penetration in India continues to increase, we anticipate that we will be in a position to use our established platform to offer travel services and products directly to consumers.

Corporate History

TripBorn, Inc. is a holding company incorporated in Delaware in January 2010. We operated as a shell company with nominal or no assets or operations until December 2015 when we acquired our Indian operating subsidiary, Sunalpha Green Technologies Private Limited, or “Sunalpha”. We were known as PinstripesNYC, Inc. until January 2016. We filed reports with the Securities and Exchange Commission under the Securities Exchange of 1934, as amended (the “Exchange Act”) from August 2010 until we terminated the registration of our securities in May 2013. In December 2015, Arna Global LLC, which is wholly-owned by Deepak Sharma, and Sachin Mandloi acquired 93% of our outstanding common stock in a private transaction. Mr. Sharma formed Sunalpha under the laws of India in 2010. Sunalpha began operations as an online travel agency known as Tripborn in February 2014. Our principal executive offices are located at 812 Venus Atlantis Corporate Park, Near Prahalad Nagar Garden, Satellite, Ahmedabad 380 015, and our telephone number is 91 079-4019914. Our website address is www.tripborn.com. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any information on our website in making your decision to purchase our common stock.

Our Services and Products

Our internet-based platform at www.tripborn.com provides our participating travel agents, travel managers, arrangers and corporations with the ability to quickly search and book the following services for their offline customers:

Air ticketing

Our travel agent customers can book domestic or international flights through our website. We have agreements with India’s three domestic low cost carriers. In addition, through our website we offer our travel agents access to international air tickets to destinations worldwide as an approved agent of the International Association of Travel Agents, or IATA, and through our aggregators. We earn commissions from our aggregators for bookings.

Our platform at www.tripborn.com allows our customers to search for available tickets based on their customers’ requirements. Our platform quickly processes the available inventory of our aggregators and suppliers and displays the results, including availability, schedules and prices. The prices displayed include the commission that our customers will earn on the ticket sales.

Hotel reservations

We offer access to reservations with 400,000 hotels across the world, including hotels in India through aggregators who we have directly connected into our booking system. Our platform allows our travel agent customers to meet their customers’ needs by searching for hotel availability by location and sorting search results by star ratings and price. Our search results include photos and descriptions of the hotels’ amenities.

Bus ticketing

Our travel agent partners can book bus tickets through aggregators who are directly connected into our booking system. Our platform consolidates ticketing for largely unorganized regional bus services for the benefit of our travel agents and their customers. As a value added service, our platform allows travel agents to select specific seats by gender, which is of interest to their Indian customers.

Rail ticketing

We are a B2B Principal Agent of the Indian Railway Catering and Tourism Corporation, or IRCTC, which is a government entity that allows us to offer reservations through Indian Railways’ passenger reservation system on our webpage. Indian Railways is India’s state-owned railway which owns and operates most of India’s rail transportation. We have integrated our system with IRCTC’s to provide a seamless booking process for our travel agents. According to the 2014-15 annual report of the Ministry of Railways, Indian Railways carries approximately 23 million passengers daily. Rail travel is the primary mode of transportation for Indians, particularly in rural areas.

Visa processing

Through third parties, we can arrange for visa processing as an ancillary service for the customers of our travel agents.

Vacation packages

Our travel agent partners can search our platform for available vacation packages or submit inquiries regarding their customers’ preferences to be fulfilled by our third-party suppliers. Our call center also is available to our customers to facilitate these requests.

Pre- and post-paid services and utilities

As a value-added service, our travel agents may use our internet platform to pay make pre- and post-paid mobile payments and payments for television service and data cards on behalf of their customers.

White label solution

Through our internet platform, we provide white label travel solutions that allow our travel agents to use their own branded platform for customer use. Agents that take advantage of this service of ours may offer tickets and reservations through their own branded website powered by our platform and can issue tickets that include their own logos.

Distribution

Our travel agent customers search and book travel services and products for their clients through our internet-based platform at www.tripborn.com. Our sales and marketing team enrolls the new agents and distributors. We train these agents to use our systems and processes. The travel agents can enroll with us to access some or all of the booking services available on our platform. For example, some agents may choose only to access rail ticketing, while others may choose to access our entire offering of services. We engineered our internet-based platform using multiple systems platforms with an emphasis on scalability, performance and reliability to ensure our platform is always available for our customers.

We primarily host our systems infrastructure and web and database servers of our operations in the United Kingdom through SoftLayer Technologies, which provides network connectivity, networking infrastructure, uninterruptable power supply and 24-hour monitoring and engineering support typical of hosted data centers. All data center facilities have a continuous power supply system, generators, redundant servers and multiple back-up systems. Although we take steps to mitigate the effects of any loss or reduction in service at one of our hosting facilities, if a hosting facility were inaccessible or otherwise experienced a disruption in service for any reason, we could experience a disruption to our services, loss of transactions and revenue and consumer complaints.

We also maintain a call center to provide customer support and troubleshooting solutions.

Sales and Marketing

We facilitate the sale of third parties’ travel services and products through our internet website to largely offline travel agents, who book hotels and tickets for their customers. In the past 13 months, we have built a network of over 500 travel agents by reputation and word of mouth. Our travel agents primarily are based in and around the city of Ahmedabad in Gurjarat, but also operate in the states of Maharashtra and Rajasthan. We are expanding our sales team and hiring employees to expand our marketing and sales efforts.

Competition

The market for travel services and products in India is highly competitive. We currently compete with both established and other emerging providers of travel services and products, including other online travel agencies, as well as traditional travel agencies, tour operators, travel suppliers and operators of travel industry reservation databases. Large, established internet search engines have also launched applications offering travel itineraries in destinations around the world, and meta-search companies who can aggregate travel search results also compete with us for customers.

Established OTAs such as makemytrip.com, cleartrip.com, expedia.co.in, travelocity.co.in, yatra.com, goibibo.com, booking.com and agoda.com have achieved strong brand recognition and reliability in India. Since the travel industry is a high-volume, low-margin business, it can be difficult for emerging participants, such as us to capture a meaningful share of the market from OTAs with established brands and resources. We intend to build our brand in the underserved rural and semi-rural markets through our superior service-oriented travel portal. We believe that being a later market entrant allows us to develop a superior platform with up-to-date technologies.

Certain of our travel suppliers have also been steadily focusing on increasing online demand on their own websites and decreasing or eliminating their dependence on third-party distributors like us. For instance, many low-cost airlines may, subject to applicable regulations, reduce or eliminate commissions to agents such as us or restrict the amount of service fees we are able to charge customers. Suppliers who sell on their own websites typically do not charge a processing fee, and, in some instances, offer advantages such as their own bonus miles or loyalty points, which could make their offerings more attractive to customers than offerings like ours. See “Risk Factors — Risks Related to Our Industry — The travel industry in India is highly competitive, and we may not be able to compete effectively”.

Intellectual Property

We manage our online travel agency business through Travelcord, our proprietary internet-based online transaction platform. Through a Software Agreement with our affiliate, Arna Global, LLC, we succeeded to the ownership and development rights of Arna under a Software Development Agreement with Takniki Communications, which is owned by our director, Sachin Mandloi. By virtue of a letter agreement, we license Travelcord to our operating subsidiary, Sunalpha. We rely on confidentiality and non-compete agreements and provisions to protect our intellectual property rights. We have applied for trademark registration in India for our name, TripBorn.

Employees

We currently have 13 employees based in Ahmedabad, Gujarat, India. None of our employees are represented by a labor union. We have not experienced any work stoppages and believe that we have satisfactory employee relations.

Government Regulation

 In the United States and India, we are subject to or affected by international, federal, state and local laws, regulations and policies, including anti-bribery rules, trade sanctions, data privacy requirements, labor laws and anti-competition regulations, which are constantly subject to change. In addition, certain government trade sanctions affect our ability to operate in Cuba, Iran, Sudan, Syria and the Ukraine. The descriptions of the laws, regulations and policies that follow are summaries and should be read in conjunction with the texts of the laws and regulations. The descriptions do not purport to describe all present and proposed laws, regulations and policies that affect our businesses.

We believe that we are in material compliance with these laws, regulations and policies. Although we cannot predict the effect of changes to the existing laws, regulations and policies or of the proposed laws, regulations and policies that are described below, we are not aware of proposed changes or proposed new laws, regulations and policies that will have a material adverse effect on our business.

Under the Indian Information Technology Act, 2000, as amended, we are subject to civil liability to compensate for wrongful loss or gain to any person arising from negligence in implementing and maintaining reasonable security practices and procedures with respect to sensitive personal data or information that we possess, deal with or handle in our computer systems, networks, databases and software. India has also implemented privacy laws, including the Information Technology (Reasonable Security Practices and Procedures and Sensitive Personal Data or Information) Rules, 2011, which impose limitations and restrictions on the collection, use and disclosure of personal information.

The consolidated foreign direct investment policy, or the FDI Policy, issued by the Department of Industrial Policy & Promotion, Ministry of Commerce & Industry, Government of India and the Foreign Exchange Management Act, 1999, as amended, and the regulations framed thereunder, or the FEMA, regulates foreign investment in India. In addition, the regulations have certain requirements with respect to downstream investments by Indian companies that are owned or controlled by foreign entities, as well as investments and acquisition by foreign entities in certain sectors with caps on foreign investments. These requirements currently include restrictions on issuances, pricing and valuation of shares of Indian companies and sources of funding for such investments, which may, in certain cases, require prior notice to or approval of the Government of India.

The Companies Act, 2013 and the rules thereunder, or the new Companies Act, which has recently been enacted, contains significant changes to Indian company law, including in relation to the issue of capital by companies, related party transactions, corporate governance, audit matters, shareholder class actions, restrictions on the number of layers of subsidiaries, corporate social responsibility spending and a penal provision with respect to non-cmpliance with the provisiosn of the new Companies Act. While several provisions of the new Companies Act are currently effective, the existing Companies Act, 1956 remains in effect with respect to other provisions.

We operate in jurisdictions in which local business practices may be inconsistent with international regulatory requirements, including anti-corruption and anti-bribery regulations prescribed under the U.S. Foreign Corrupt Practices Act (“FCPA”), which, among other things, prohibits giving or offering to give anything of value with the intent to influence the awarding of Government contracts. Also India’s Prevention of Corruption (Amendment) Bill 2013, (“PCA”) prohibits giving bribe to a public servant. Although we believe that we have adequate policies and enforcement mechanisms to ensure legal and regulatory compliance with the FCPA, PCA and other similar regulations, it is possible that some of our employees, subcontractors, agents or partners may violate any such legal and regulatory requirements, which may expose us to criminal or civil enforcement actions, including penalties. To help ensure compliance with these laws and regulations, we have adopted specific risk management and compliance practices and policies, including a specific policy addressing the FCPA.

The United States maintains trade and economic sanctions with respect to various foreign countries, individuals, and entities worldwide. Among other things, these sanctions prohibit most transactions by U.S. persons relating to Cuba, Iran, Syria, and Sudan. The sanctions also restrict U.S. persons in their transactions and dealings with various individuals and entities considered Specially Designated Nationals and Blocked Persons. The United States maintains trade and economic sanctions with respect to various foreign countries, individuals, and entities worldwide. Among other things, these sanctions prohibit most transactions by U.S. persons relating to Cuba, Iran, Syria, and Sudan. The sanctions also restrict U.S. persons in their transactions and dealings with various individuals and entities considered Specially Designated Nationals and Blocked Persons.

PROPERTIES

We lease approximately 2,455 square feet of office space for our principal executive officers in Ahmedabad. Currently, our president, chief executive officer, chief financial officer and director, Deepak Sharma leases this space to us at no charge. As of March 2016, we also lease approximately 2,300 square feet of office space for our call center and operations in Ahmedabad. We believe these properties suit our operations and business needs.

LEGAL PROCEEDINGS

We are not currently involved in any material legal proceedings. From time-to-time we anticipate we will be involved in legal proceedings, claims, and litigation arising in the ordinary course of our business and otherwise. The ultimate costs to resolve any such matters could have a material adverse effect on our financial statements. We could be forced to incur material expenses with respect to these legal proceedings, and in the event there is an outcome in any that is adverse to us, our financial position and prospects could be harmed.

MANAGEMENT

Directors and Executive Officers

The following table sets forth the name, age and position of each of our directors and executive officers as of April 18, 2016.

Name	Age	Position	Year First Elected Director
Deepak Sharma	41	President, Chief Executive Officer, Chief Financial Officer and Director	2015
Sachin Mandloi	39	Vice President and Director	2015

The following includes a brief biography for each of our directors and executive officers, with each director biography including information regarding the experiences, qualifications, attributes or skills that caused our board of directors to determine that each member of our board of directors should serve as a director as of the date of this prospectus. There are no family relationships among any of our directors or executive officers.

Deepak Sharma has served as our President, Chief Executive Officer and a director since December 2015. He has served as our Chief Financial Officer since March 2015. Mr. Sharma co-founded our Indian operating subsidiary, Sunalpha and has been serving as its managing director and President of Sunalpha since 2010. Mr. Sharma is the President of Alphatech Systems and Consulting Inc., an information technology service company that he founded in 2006. Alphatech provides customer solutions including software development and maintenance services.

The board of directors believes that Mr. Sharma’s institutional knowledge as a founder of the company as well as his experience in business development and software product development are crucial to successfully growing our business.

Sachin Mandloi has served as our Vice President and a director since December 2015. Mr. Mandloi is responsible for technology development, quality assurance and product delivery. Mr. Mandloi is the founder and president of Takniki Communications, an information technology service company formed under the laws of the Republic of India that provides information technology solutions, including software development and maintenance services. Mr. Mandloi has served as the president of Takniki Communications since he founded it in 1998. Mr. Mandloi has served as a director of our Indian operating subsidiary, Sunalpha since 2014.

The board of directors believes that Mr. Mandloi’s experience in software development and maintenance in India, as well as his in-depth knowledge of digital marketing and data analytics are crucial to successfully growing our business.

At this time, we are not required to and do not have any committees of the board of directors.

DIRECTOR INDEPENDENCE

Although our shares are not listed on the NASDAQ Capital Market or any other exchange, we use the independence standards of the NASDAQ Listing Rules in evaluating the independence of our directors. Our directors, Deepak Sharma and Sachin Mandloi do not meet the definition of “independent directors” as that term is defined in Rule 5605(a)(2) of the NASDAQ Listing Rules due to their relationships with the Company as founders of our Indian operating subsidiary. In the future, if we list our common stock on The NASDAQ Capital Market, we will be required to have a majority of independent directors and we intend to comply with applicable requirements relating to director independence in connection with such listing.

EXECUTIVE AND DIRECTOR COMPENSATION

As a development stage company, we have not compensated our named executive officers or directors for their services. In compliance with Instruction 4 to Item 402(m) of regulation S-K, we have omitted the Summary Compensation, Outstanding Equity Awards at Fiscal Year-End and Director Compensation tables because we did not award or pay, and our named executive officers and directors did not otherwise earn, any compensation with respect to our last two fiscal years ended March 31, 2015 and March 31, 2014. Our named executive officers are Deepak Sharma, Sachin Mandloi and Clifford Teller. Mr. Sharma serves as our President, Chief Executive Officer, Chief Financial Officer and director and Sachin Mandloi serves as our Vice President and director. Prior to our acquisition by Arna Global LLC in December 2015, Clifford Teller served as our President and sole director. We do not have any other named executive officers. We do not have employment agreements with any of our named executive officers.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

In the course of our development, we have participated in transactions with Deepak Sharma and Sachin Mandloi. Messrs. Sharma and Mandloi are the founders, executive officers and directors of our Indian operating subsidiary, Sunalpha. In addition, Messrs. Sharma and Mandloi have been executive officers and directors of TripBorn, Inc since December 2015.

On December 8, 2015, Arna Global LLC, purchased 71,428,570 shares of our common stock in a private transaction for an aggregate purchase price of $95,500. On that date, these shares represented 71% of our authorized share capital and 93% of our common stock outstanding. Arna Global LLC is a Delaware limited liability company whose sole member is Deepak Sharma. Immediately prior to the purchase, Maxim Kelyfos, LLC was the beneficial owner of 93% of our outstanding common stock.

On December 14, 2015, we acquired substantially all of the outstanding shares of Sunalpha from Mr. Mandloi for $95,835.

The above transactions were effected to incorporate our business in the state of Delaware. Therefore, neither Mr. Sharma nor Mr. Mandloi had a quantifiable interest in these transactions.

On February 29, 2016, Arna Global LLC entered into a software agreement with us whereby we succeeded to the rights of Arna with respect to our proprietary software pursuant to a Software Development Services Agreement between Takniki Communications and Arna. Mr. Mandloi is the founder and President of Takniki Communications. Pursuant to this Software Agreement, Arna assigned its rights to the developed software, any further development with respect to the software and its rights as licensor of the software to Sunalpha. In consideration for the assignment, we agreed to pay Arna $956,000, which is evidenced by a convertible promissory note described below.

Arna Global LLC loaned us $956,000, which is evidenced by a convertible promissory note, dated March 8, 2016, which bears interest at an annual rate of 10%. The principal amount together with accrued and unpaid interest thereon becomes due and payable on March 7, 2019. In the event that we complete an “uplist transaction,” which is an underwritten public offering of our common stock in connection with a listing on a national securities exchange prior to the March 7, 2019 maturity date, the outstanding principal balance of the note will automatically convert into 21,194,381 shares of common stock, which we refer to as the note shares. If the uplist transaction does not occur prior to the maturity date, Arna will have the option to receive full payment of the outstanding principal balance or the note shares, each together with accrued unpaid interest paid in cash. Arna also will have the option to receive full payment of the outstanding principal or the note shares, each together with accrued unpaid interest paid in cash, in connection with a “sale of the company” as such term is defined in the convertible promissory note.

Mr. Sharma loaned us $156,407, which is evidenced by a convertible promissory note, dated March 8, 2016, which bears interest at an annual rate of 10%. The principal amount together with accrued and unpaid interest thereon becomes due and payable on March 7, 2019. In the event that we complete an “uplist transaction,” which is an underwritten public offering of our common stock in connection with a listing on a national securities exchange prior to the March 7, 2019 maturity date, the outstanding principal balance of the note will automatically convert into 3,432,234 shares of common stock, which we refer to as the note shares. If the uplist transaction does not occur prior to the maturity date, Mr. Sharma will have the option to receive full payment of the outstanding principal balance or the note shares, each together with accrued unpaid interest paid in cash. Mr. Sharma also will have the option to receive full payment of the outstanding principal or the note shares, each together with accrued unpaid interest paid in cash, in connection with a “sale of the company” as such term is defined in the convertible promissory note.

Mr. Mandloi loaned us $38,076, which is evidenced by a convertible promissory note, dated March 8, 2016, which bears interest at an annual rate of 10%. The principal amount together with accrued and unpaid interest thereon becomes due and payable on March 7, 2019. In the event that we complete an “uplist transaction,” which is an underwritten public offering of our common stock in connection with a listing on a national securities exchange, prior to the March 7, 2019 maturity date, the outstanding principal balance of the note will automatically convert into 835,552 shares of common stock, which we refer to as the note shares. If the uplist transaction does not occur prior to the maturity date, Mr. Mandloi will have the option to receive full payment of the outstanding principal balance or the note shares, each together with accrued unpaid interest paid in cash. Mr. Mandloi also will have the option to receive full payment of the outstanding principal or the note shares, each together with accrued unpaid interest paid in cash, in connection with a “sale of the company” as such term is defined in the convertible promissory note.

We lease approximately 2,455 square feet of office space for our principal executive officers in Ahmedabad. Currently, our president, chief executive officer, chief financial officer and director, Deepak Sharma owns the premises and leases this space to us at no charge. If and when our operations become profitable, we expect to enter into a lease agreement to pay market-based rent for the space. We have no immediate plans to enter into a lease agreement with Mr. Sharma.

Mr. Sharma’s deposits with IndusInd Bank Ltd. serve as collateral for a guarantee in the amount of $50,000 in favor of the IATA on behalf of our operating subsidiary, Sunalpha. IndusInd Bank Ltd. will pay the guaranteed amount for claims through September 30, 2016.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information as of April 18, 2016, concerning beneficial ownership of our common stock held by (1) our named executive officers, (2) our directors, (3) our executive officers and directors as a group and (4) each person or entity we know to beneficially own more than five percent of our common stock. The percentages of shares owned shown in the table below are based on 76,804,914 shares of our common stock outstanding as of April 18, 2016.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage of Shares Beneficially Owned
	Before Offering	After Offering	Before Offering	After Offering
Named Executive Officers and Directors:

Deepak Sharma(1)(2) President, Chief Executive Officer, Chief Financial Officer and Director	35,714,285	30,357,142	46.5%	39.5%

Sachin Mandloi(3) Vice President and Director	35,714,285	30,357,142	46.5%	39.5%

Clifford A. Teller(4) Former President and Director	3,982,143	3,982,143	5.2%	5.2%

All directors and executive officers as a group (4 persons)	75,410,713	64,696,427	98.2%	84.2%

5% Stockholders:

Arna Global LLC(5) 4390 US Route 1, Suite 221 Princeton, NJ 08540	35,714,285	30,357,142	46.5%	39.5%

Maxim Kelyfos LLC(6) c/o Maxim Group LLC 405 Lexington Avenue New York, New York 10174	3,982,143	3,982,143	5.2%	5.2%

(1)
As the sole member of Arna Global LLC, Mr. Sharma may be deemed to be the beneficial owner of the 35,714,285 shares held by Arna Global LLC. Mr. Sharma has sole voting and sole dispositive power with respect to the 35,714,285 shares held by Arna Global LLC.

(2)	Does not include 3,432,234 shares of common stock issuable under the terms of the 10% convertible note described under “Certain Relationships and Related Person Transactions” in this prospectus.

(3)
Mr. Sachin has sole voting and sole dispositive power with respect to the shares. Does not include 835,552 shares of common stock issuable under the terms of the 10% convertible note described under “Certain Relationships and Related Person Transactions” in this prospectus.

(4)
As a member of Maxim Partners, LLC, the parent company of Maxim Kelyfos, Mr. Teller may be deemed to be a beneficial owner of the 3,982,143 shares held by Maxim Kelyfos LLC. Mr. Teller has sole voting and sole dispositive power of the shares held by Maxim Kelyfos LLC.

(5)	Does not include 21,194,381 shares of common stock issuable under the terms of the 10% convertible note described under “Certain Relationships and Related Person Transactions” in this prospectus.

(6)
As a member of Maxim Partners, LLC, the parent company of Maxim Kelyfos, Mr. Teller may be deemed to be a beneficial owner of the 3,982,143 shares held by Maxim Kelyfos LLC. Mr. Teller has sole voting and sole dispositive power of the shares held by Maxim Kelyfos LLC. As the holder of 73.15% of the outstanding membership interests of Maxim Partners, LLC, MJR Holdings LLC may be deemed to be the beneficial owner of up to 73.15% of the common stock held by Maxim Kelyfos LLC.

PLAN OF DISTRIBUTION

The selling stockholders may sell some or all of their shares at a fixed price of $0.20-$0.30 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTC Bulletin Board, the selling stockholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we intend to file to obtain a quotation on the OTC Bulletin Board in the future. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales;

•	transactions involving cross or block trades on any securities market where our common stock is trading

•	through direct sales to purchasers or sales effected through agents;

•	privately negotiated transactions;

•	any combination of the foregoing; or

•	any other method permitted by law

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling security holders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. None of the selling security holders are broker-dealers or affiliates of broker dealers.

Each selling stockholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to engage in a distribution of the common stock. Upon us being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the distribution of common stock, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being distributed and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

Each selling stockholder may sell all, some or none of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part. If sold under the registration statement of which this prospectus forms a part, the shares of common stock registered hereunder will be freely tradable in the hands of persons other than our affiliates that acquire such shares.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Offers Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

The validity of the shares of our common stock to be issued in this offering will be passed upon for us by our counsel, Harter Secrest & Emery LLP, Rochester, New York.

EXPERTS

Ram Associates, independent registered public accounting firm, has audited our financial statements at March 31, 2015 and 2014, and for each of the two years in the period ended March 31, 2015, as set forth in their report. We have included our financial statements in this prospectus and elsewhere in this registration statement in reliance on Ram Associate’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our common stock offered by this prospectus. This prospectus, which constitutes part of that registration statement, does not contain all of the information set forth in the registration statement or the accompanying exhibits and schedules. Some items included in the registration statement are omitted from this prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered in this prospectus, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract, agreement or any other document are summaries of the material terms of these contracts, agreements or other documents. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to such exhibit for a more complete description of the matter involved.

A copy of the registration statement and the accompanying exhibits and schedules and any other document we file may be inspected without charge and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

We will become subject to the information and periodic reporting requirements of the Exchange Act, and we will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.tripborn.com. You will be able to access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, proxy statements and other information to be filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material will be electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

TripBorn, Inc. Consolidated Financial Statements for the Fiscal Years Ended March 31, 2015 and 2014
Report of Independent Registered Public Accounting Firm	F-1
Balance Sheets	F-2
Statements of Comprehensive Income/(Loss)	F-3
Statements of Changes in Stockholders’ Equity	F-4
Statements of Cash Flows	F-5
Notes to Financial Statements	F-6

Sunalpha Green Technologies Private Limited Consolidated Financial Statements for the Fiscal Years Ended March 31, 2015 and 2014
Balance Sheets	F-10
Statements of Comprehensive Income/(Loss)	F-11
Statements of Changes in Stockholders’ Equity	F-12
Statements of Cash Flows	F-13
Notes to Financial Statements	F-14

TripBorn, Inc. Condensed Consolidated Financial Statements for the Three and Nine Months Ended December 31, 2015 and 2014 (unaudited)
Balance Sheets	F-19
Statements of Comprehensive Income/(Loss)	F-20
Statements of Changes in Stockholders’ Equity	F-21
Statements of Cash Flows	F-22
Notes to Financial Statements	F-23

Sunalpha Green Technologies Private Limited Condensed Consolidated Financial Statements for the Six Months Ended September 30, 2015 and 2014 (unaudited)
Balance Sheets	F-30
Statements of Comprehensive Income/(Loss)	F-31
Statements of Cash Flows	F-32
Statements of Changes in Stockholders’ Equity	F-33
Notes to Financial Statements	F-34

TripBorn, Inc. Condensed Consolidated Pro Forma Financial Statements (unaudited)
Balance Sheet for the Nine Months Ended December 31, 2015	F-40
Statements of Operations for the Nine Months Ended December 31, 2015	F-41
Statements of Operations for the Year Ended March 31, 2015	F-42

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Tripborn, Inc.:

We have audited the accompanying balance sheets of Tripborn, Inc. (the “Company”) as of March 31, 2015 and 2014 and the related statements of operations, comprehensive income, stockholders’ equity and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2015 and 2014 the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Ram Associates

Ram Associates
Hamilton, NJ
April 18, 2016.

TRIPBORN, INC.

Balance Sheets

March 31,

Assets
	2015	2014
Current assets
Cash and cash equivalents	$730	$1,603
Other current assets	10,400	10,400
Total current assets	11,130	12,003

Total Assets	$11,130	$12,003

Liabilities and Stockholders' Equity

Current liabilities
Accounts payable	$2,000	$2,000
Other current liabilities	—	300
Total current liabilities	$2,000	$2,300

Long-term liabilities	$—	$—

Stockholders' equity/(deficit)
Preferred stock, par value $0.0001; 10,000,000 authorized	—	—
Common stock, par value $0.0001; 100,000,000 authorized
5,376,344 shares issued and outstanding as of
March 31, 2015 and March 31, 2014 respectively.	$538	$538
Additional paid-in capital	124,162	124,162
Retained earnings/ (deficit)	$(115,570)	$(114,997)
Total stockholders' equity	$9,130	$9,703

Total liabilities and stockholders' equity	$11,130	$12,003

TRIPBORN, INC.

Statements of Comprehensive Income/ (Loss)

Years Ended March 31,

	2015	2014

Net revenue	$—	$—

Cost of revenue	—	—

Gross profit	$—	$—

Operating expenses
Selling, general and administration expenses	$573	$1,098

Income/ (loss) from operations	$(573)	$(1,098)

Net comprehensive income/(loss) for the period	$(573)	$(1,098)

Basic income (loss) per share	$(0.00)	$(0.00)
Diluted income (loss) per share	$(0.00)	$(0.00)

Basic weighted average number of shares	$5,376,344	$5,376,344
Diluted weighted average number of shares	$5,376,344	$5,376,344

TRIPBORN, INC.

Statements of Changes in Stockholders' Equity

Years Ended March 31, 2015 and 2014

	Common Stock
	Shares	Amount	Additional paid-in capital	Retained earnings/ (deficit)	Total stockholders' equity

Balance at March 31, 2013	5,376,344	$538	$123,162	$(113,899)	$9,801

Other comprehensive income (loss)
Capital contributed			1,000		1,000

Net income (loss)				(1,098)	(1,098)

Balance at March 31, 2014	5,376,344	$538	$124,162	$(114,997)	$9,703

Net income				(573)	(573)

Balance at March 31, 2015	5,376,344	$538	$124,162	$(115,570)	$9,130

TRIPBORN, INC.

Statements of Cash Flows

Years Ended March 31,

	2015	2014
Cash flows from operating activities
Net income/ (loss)	$(573)	$(1,098)
Adjustment to reconcile net income (loss) to net cash
provided by /(used in) operating activities:
Changes in operating assets and liabilities:
(Increase)/ decrease in:
Other current assets	$—	$(400)
Increase/ (decrease) in:
Accounts payable and accrued expenses	$—	$1,500
Other current liabilities	$(300)	$271
Net cash provided by/(used in) operating activities	$(873)	$273

Cash flows from financing activities
Increase in additional paid-in capital	$—	$1,000
Net cash provided by financing activities	$—	$1,000

Net change in cash and cash equivalents	$(873)	$1,273

Cash and cash equivalents
Beginning of the year	$1,603	$330
End of the year	$730	$1,603

Supplementary disclosure of cash flows information
Cash paid during the period for:
Interest	$—	$—
Income taxes	$—	$—

TRIPBORN, INC.
Notes to Audited Consolidated Financial Statements
March 31, 2015 and 2014

1.	Organization And The Nature of Business

PinstripesNYC, Inc. (“Pinstripes” or the “Company”) is a development stage company that was incorporated in Delaware in January 2010 and operates as a shell company with nominal or no assets. The Company was formed as a vehicle to pursue a business combination with an existing company. The Company has selected March 31st as its fiscal year end.

Pinstripes filed reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) from August 2010 until the Company terminated its registration under the Exchange Act in May 2013.

2.	Summary of Significant Accounting Policies

Accounting Policies

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America (“US GAAP”); consequently, revenue is recognized when services are rendered and expenses are reflected when costs are incurred.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results could differ significantly from those estimates. The estimates underlying the Company’s Financial Statements relate to, accruals for travel transactions, valuation of accounts receivable, useful life of long-lived assets and income taxes.

Cash and Cash Equivalents

The Company considers all highly-liquid investments (including money market funds) with an original maturity at acquisition of three months or less to be cash equivalents.

Other Current Assets

Other current assets include prepaid expenses to be expensed in the subsequent years and due from affiliates. As of March 31, 2015 and 2014 the balance of other current assets is $10,400.

Income Taxes

The Company accounts for income taxes under the asset and liability method in accordance with FASB ASC 740, Accounting for Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company records the estimated future tax effects of temporary differences between tax bases of assets and liabilities and amounts reported on the balance sheets as well as operating loss and tax credit carryforwards. Deferred taxes are classified as current or noncurrent based on the balance sheet classification of the related assets and liabilities. Deferred income tax results primarily from temporary differences related to net property and equipment for financial and income tax reporting.

GAAP requires Company management to evaluate tax positions taken by the Company and recognize a tax liability or asset if the Company has taken an uncertain position that more likely than not would not be sustained upon examination by the internal revenue service. The Company has concluded that as of March 31, 2015 and 2014 there are no material uncertain tax positions taken or expected to be taken that would require recognition of a liability or asset or disclosure in the financial statements. The Company is subject to routine audits by taxing jurisdictions; however there are currently no audits for any tax periods in progress. Company management believes that the Company’s income tax returns for the years ended March 31, 2015 and 2014 remain subject to examination based on normal statutory periods subject to audits, notwithstanding any events or circumstances that may exist which could expand the open period.

No provision or benefit for federal or state income taxes has been included in the financial statements because the Company has sustained cumulative losses since inception and has available to it net operating loss carryforwards to offset future taxable income.

3.	New Accounting Pronouncements

i.
In August 2014, the Financial Accounting Standards Board (“FASB”) issued amended guidance related to disclosure of uncertainties about an entity’s ability to continue as a going concern. The new guidance requires management to evaluate whether there is substantial doubt about the entity’s ability to continue as a going concern and, as necessary, to provide related footnote disclosures. The guidance has an effective date of December 31, 2016. The Company believes that the adoption of this new standard will not have a material impact on its financial statements.

ii.
In May 2014, the Financial Accounting Standards Board, or FASB, issued Accounting Standard Update, or ASU, 2014-09-Revenue from Contracts with Customers, which provides single, comprehensive revenue recognition model for all contracts with customers. The core principal of this ASU is that an entity should recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASU also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. This ASU is effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2016. Early adoption is not permitted. The Company is currently evaluating the impact this ASU will have on its consolidated financial statements.

iii.
In January 2015, the Financial Accounting Standards Board, or FASB, issued Accounting Standard Update, or ASU, 2015-01-Income Statement-Extraordinary and Unusual Items, which seeks to simplify Extraordinary Items. This Update eliminates from GAAP the concept of extraordinary items. Subtopic 225-20, Income Statement—Extraordinary and Unusual Items, required that an entity separately classify, present, and disclose extraordinary events and transactions. The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. A reporting entity may apply the amendments prospectively. A reporting entity also may apply the amendments retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption.

4.	Other Current Assets

Other current assets include prepaid expenses to be expensed in the subsequent years and due from affiliates. As of March 31, 2015 and 2014 the balance of other current assets is $10,400.

5.	Related Party Transactions

During the years ended March 31, 2015 and 2014, the Company shared office space with Maxim Group LLC. The majority member of Maxim Group LLC is the sole stockholder of Maxim Kelyfos, LLC, which owns 93% of the Company’s common stock outstanding.

6.	Subsequent Events

The Company has evaluated subsequent events through April 18, 2016, the date which the financial statements were available to be issued.

i.
Change in Control. On December 8, 2015, Arna Global LLC (“Arna”) purchased 71,428,570 shares of the Company’s common stock in a private transaction for an aggregate purchase price of $95,500. On that date, these shares represented 71% of the Company’s authorized share capital and 93% of common stock outstanding. Arna is a Delaware limited liability company whose sole member is Deepak Sharma. Mr. Sharma became the President and a director of the Company following the transaction. Immediately prior to the stock purchase, Maxim Kelyfos, LLC was the beneficial owner of 93% of the Company’s outstanding common stock.

ii.
Acquisition of Operating Subsidiary.  On December 14, 2015, the Company acquired substantially all of the outstanding shares of Sunalpha Green Technologies Private Limited (“Sunalpha”), which was incorporated under the laws of the Republic of India in November 2010 by Deepak Sharma. Sunalpha is a business to business (“B2B”) online travel agency that offers travel reservations and related travel services and products to travel agents in India through its proprietary internet-based platform at www.tripborn.com. The Company completed the acquisition of Sunalpha for cash consideration of $95,835.

iii.
Increase in Authorized Share Capital. The Company amended its certificate of incorporation on January 13, 2016 to (a) increase the authorized number of shares of common stock from 100,000,000 to 200,000,000 and (b) change its name from Pinstripesnyc, Inc. to TripBorn, Inc.

iv.
Software Agreements. On February 29, 2016, Arna entered into a software agreement with the Company whereby we succeeded to the rights of Arna with respect to proprietary booking-engine software being developed for use by Sunalpha pursuant to a Software Development Services Agreement between Takniki Communications and Arna. Pursuant to the Software Agreement, Arna assigned its rights to the developed software, any further development with respect to the software and its rights as licensor of the software to Sunalpha. In consideration for the assignment, we agreed to pay Arna $956,000 in implementation fees.

v.
Convertible Note Offerings. On February 8, 2016, the Company issued convertible promissory notes to three accredited investors in the aggregate principal amount of $350,000 pursuant to a note purchase agreement of the same date. Interest will accrue at the rate of 6% per annum. In the event that the Company completes an underwritten public offering of its common stock in connection with a listing on a national securities exchange (an “Uplist Transaction”), prior to the February 8, 2019 maturity date, the outstanding principal balance of the note will automatically convert into a total of 9,156,206 shares of common stock (the “Note Shares”). If the Uplist Transaction does not occur prior to the maturity date, the noteholders will have the option to receive full payment of the outstanding principal balance or the Note Shares, each together with accrued unpaid interest paid in cash. The noteholders also will have the option to receive full payment of the outstanding principal or the note shares, each together with accrued unpaid interest paid in cash, in connection with a “sale of the company” as such term is defined in the convertible promissory notes.

In connection with the software agreements referred to in Note 6(iv) above, Arna loaned the Company $956,000, which is evidenced by a convertible promissory note, dated March 8, 2016, which bears interest at an annual rate of 10%. The principal amount together with accrued and unpaid interest thereon becomes due and payable on March 7, 2019. In the event that the Company completes an Uplist Transaction prior to the March 7, 2019 maturity date, the outstanding principal balance of the notes will automatically convert into 21,194,381 shares of common stock (the “Note Shares”). If the Uplist Transaction does not occur prior to the maturity date, Arna will have the option to receive full payment of the outstanding principal balance or the Note Shares, each together with accrued unpaid interest paid in cash. Arna also will have the option to receive full payment of the outstanding principal or the note shares, each together with accrued unpaid interest paid in cash, in connection with a “sale of the company” as such term is defined in the convertible promissory note.

Mr. Sharma loaned the Company $156,407, which is evidenced by a convertible promissory note, dated March 8, 2016, which bears interest at an annual rate of 10%. The principal amount together with accrued and unpaid interest thereon becomes due and payable on March 7, 2019. In the event that the Company completes an Uplist Transaction prior to the March 7, 2019 maturity date, the outstanding principal balance of the note will automatically convert into 3,432,234 shares of common stock (the “Note Shares”). If the Uplist Transaction does not occur prior to the maturity date, Mr. Sharma will have the option to receive full payment of the outstanding principal balance or the Note Shares, each together with accrued unpaid interest paid in cash. Mr. Sharma also will have the option to receive full payment of the outstanding principal or the note shares, each together with accrued unpaid interest paid in cash, in connection with a “sale of the company” as such term is defined in the convertible promissory note.

Mr. Mandloi loaned us $38,076, which is evidenced by a convertible promissory note, dated March 8, 2016, which bears interest at an annual rate of 10%. The principal amount together with accrued and unpaid interest thereon becomes due and payable on March 7, 2019. In the event that the Company completes an Uplist Transaction prior to the March 7, 2019 maturity date, the outstanding principal balance of the note will automatically convert into 835,552 shares of common stock (the “Note Shares”). If the Uplist Transaction does not occur prior to the maturity date, Mr. Mandloi will have the option to receive full payment of the outstanding principal balance or the Note Shares, each together with accrued unpaid interest paid in cash. Mr. Mandloi also will have the option to receive full payment of the outstanding principal or the note shares, each together with accrued unpaid interest paid in cash, in connection with a “sale of the company” as such term is defined in the convertible promissory note.

vi.
Lease Commitments. The Company has leased office space in Ahmedabad, India effective from March 1, 2016 for a term of five years. The operations of the Company will be undertaken from the new premises. The company will pay approximately $1,260 per month pursuant to the lease agreement.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Sunalpha Green Technologies Pvt. Ltd.:

We have audited the accompanying balance sheets of Sunalpha Green Technologies Pvt. Ltd. (the “Company”) as of March 31, 2015 and 2014 and the related statements of operations, comprehensive income, stockholders’ equity and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2015 and 2014 the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Ram Associates

Ram Associates
Hamilton, NJ
April 18, 2016.

SUNALPHA GREEN TECHNOLOGIES PRIVATE LIMITED

Balance Sheets
March 31,

	2015	2014
Assets

Current assets
Cash and cash equivalents	$23,580	$9,288
Accounts receivable	66,803	15,182
Other current assets	36,060	10,980
Total current assets	$126,443	$35,450

Property and equipment, net	$13,733	$—

Intangible assets, net	37,585	6,798

Deferred tax assets	1,039	—
	$178,800	$42,248

Liabilities and Stockholders' Equity

Current liabilities
Accounts payable	$10,901	$3,737
Other current liabilities	3,866	1,555
Total current liabilities	$14,767	$5,292

Long- term liabilities
Loans from shareholders, unsecured	165,845	38,195
Total current and long-term liabilities	$180,612	$43,487

Stockholders' equity/ (deficit)
Common stock, (Rs 10 per share par value); 1,125,000 and 50,000 shares authorized as of March 31, 2015 and 2014 respectively; 550,000 shares and
10,000 shares issued and outstanding as of March 31, 2015 and 2014
respectively.	$1,842	$1,842
Accumulated other comprehensive income (loss)	905	—
Retained earnings/ (deficit)	(4,559)	(3,081)
Total stockholders' equity/(deficit)	(1,812)	(1,239)

Total liabilities and stockholders' equity	$178,800	$42,248

SUNALPHA GREEN TECHNOLOGIES PRIVATE LIMITED

Statements of Comprehensive Income/ (Loss)

Year Ended March 31,

	2015	2014

Net revenue	$1,128,425	$59,026

Cost of revenue	1,042,165	$57,377

Gross profit	$86,260	$1,649

Operating expenses
Selling, general and administration expenses	$85,751	$1,848

Income (loss) from operations	$509	$(199)

Other income/(expenses)
Depreciation and amortization	$(1,987)	$(9)
Total other income/(expense)	(1,987)	$(208)

Net income (loss)	$(1,478)	$(208)
Other comprehensive income/(loss):

Unrealized foreign currency translation income/(loss)	$905	$—
Net comprehensive income/(loss)	$(573)	$(208)

SUNALPHA GREEN TECHNOLOGIES PRIVATE LIMITED

Statements of Changes in Stockholders' Equity

Year Ended March 31, 2015 and 2014

	Common Stock
	Shares	Amount	Accumulated Other Comprehensive Income	Retained earnings/ (deficit)	Total stockholders' equity

Balance at March 31, 2013	10,000	$1,842	$—	$(2,873)	$(1,031)

Net Income/ (loss)				(208)	(208)

Balance at March 31, 2014	10,000	$1,842	$—	$(3,081)	$(1,239)

Net income (loss)				(1,478)	(1,478)

Other comprehensive income (loss)			905		905

Balance at March 31, 2015	10,000	$1,842	$905	$(4,559)	$(1,812)

SUNALPHA GREEN TECHNOLOGIES PRIVATE LIMITED

Statements of Cash Flows

Year Ended March 31,

	2015	2014

Cash flows from operating activities
Net income/ (loss)	$(1,478)	$(208)
Adjustment to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	1,987	9
Other comprehensive income (loss)	905	—
Changes in operating assets and liabilities:
(Increase)/ decrease in:
Accounts receivable	(51,621)	(15,182)
Other current assets	(25,080)	(9,142)
Other asset	(1,039)	18,790
Increase/ (decrease) in:
Accounts payable and accrued expenses	7,164	2,606
Other current liabilities	2,311	1,555
Net cash used in operating activities	(66,851)	(1,572)

Cash flows from investing activities
Purchase of property and equipment	(14,936)	—
Increase in intangible assets	(31,571)	(6,807)
Net cash used in investing activities	(46,507)	(6,807)

Cash flows from financing activities
Increase in loan from shareholders	127,650	13,847
Net cash provided by financing activities	127,650	13,847

Net change in cash and cash equivalents	14,292	5,468

Cash and cash equivalents
Beginning of the year	9,288	3,820
End of the year	$23,580	$9,288

Supplementary disclosure of cash flows information
Cash paid during the period for:
Interest	$—	$—
Income taxes	$—	$—

Sunalpha Green Technologies Private Limited
Notes to Audited Consolidated Financial Statements
March 31, 2015 and 2014

1.	Organization and Nature of Business

Sunalpha Green Technologies Private Limited (“Sunalpha” or the “Company”), which was incorporated under the laws of the Republic of India on November 4, 2010 by Deepak Sharma. Sunalpha is a business to business (“B2B”) online travel agency that offers travel reservations and related travel services and products to travel agents in India through its proprietary internet-based platform at www.tripborn.com. Sunalpha began operations as an online travel agency in February 2014.

2.	Summary of Significant Accounting Policies

Accounting Policies

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America (US GAAP) as detailed in the Financial Accounting Standards Board’s Accounting Standards Codification.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results could differ significantly from those estimates. The estimates underlying the Company’s Financial Statements relate to, accruals for travel transactions, valuation of accounts receivable, useful life of long-lived assets and income taxes.

Cash and Cash Equivalents

The Company’s cash deposits in India are not insured against loss. The Company does not believe that this results in any significant credit risk. The Company considers all highly-liquid investments (including money market funds) with an original maturity at acquisition of three months or less to be cash equivalents.

Revenue Recognition

The Company recognizes revenue in accordance with the FASB ASC 605. Revenue is recognized where there is a persuasive evidence of an arrangement in respect of services to be provided, where such services have been rendered, and the fee is determinable and collectability is reasonably assured. We recognize revenue as the gross amount billed to a customer because we have earned revenue from the sale of goods or services including discount, taxes and fees. We derive our revenue primarily from air ticketing, hotels and vacation packages and incentives from our aggregators and suppliers and fees, penalty income and surcharges from our travel agent customers.

Air Ticketing. Income from our air ticketing business is comprised of sales of tickets, commissions and incentive payments from airline suppliers and service fees charged to our travel agent customers. We recognize income from our air ticket bookings at the time of issuance of tickets on a “gross” basis; we do not assume any performance obligation after the confirmation of the issuance of the air tickets to our customers. We recognize incentives earned from airlines on the basis of performance targets agreed to with the relevant airline and when performance obligations have been completed and/or credited to our account.

Hotels and Vacation Packages. Income from our hotels and vacation packages businesses, including income from air tickets sold as part of packages, is accounted for on a “gross” basis as we are the primary obligor in the arrangements and incur risk and responsibility, including the responsibility for delivery of services. Our hotels and vacation packages revenue also includes commissions we earn for the sale of hotel rooms (without packages), and commissions we earn as an agent from other online travel agents and aggregators from whom we procure hotel rooms for our travel agency customers. The revenue from the sale of hotel reservations and vacation packages is recognized on the customer’s date of booking. In the event of cancellations, if any, revenue is recognized as net of cancellation, refunds, taxes and commissions.

Other Revenue. We recognize revenue on a “gross” basis, including commissions and fees from bus operators and online payment services and for facilitating access to third-party visa services. We recognize revenue when we have persuasive evidence of an arrangement in respect of services to be provided and customer has paid us for the services at the time of booking. The customer is primarily required to pay the amount at the time of transaction booking, collectability is reasonably assured. We do not believe we have significant uncertainty regarding revenue recognition, or that the same would not be affected by uncertain future events.

Revenue is recognized net of cancellations, refunds, discounts and taxes. In the event of cancellation of tickets, revenue recognized with respect to gross amounts earned by us on such tickets is reversed, and we recognize a liability with respect to the refund due to our customers, net of penalties, if any. Airlines may charge penalties for cancellations. We recognize penalties we collect from our customers as income, and recognize penalties paid to the airlines or suppliers as expenses at the time of cancellation. In addition, a liability is recognized in respect of the refund due to our customers for the gross amount charged to such customers net of cancellation fees. The revenue from the sale of vacation packages and hotel reservations is recognized on the customer’s date of booking. Cancellations, if any, do not impact revenue recognition since revenue is recognized upon availment of services by the customer.

Service Costs

Service cost primarily consists of costs paid to hotel and vacation package suppliers for the acquisition of relevant services and products for sale to customers, and includes the procurement cost of hotel rooms and other services.

Service costs are the amount paid or accrued against procurement of these services and products from the respective suppliers and do not include any other operating cost to provide these services or products. Service costs are recognized when incurred, which coincides with the recognition of the corresponding revenue.

Other operating and administration costs include costs such as advertising and business promotion costs, utilities, rent, payroll and consultants fees and charges, which are recognized on an accrual basis. Depreciation and amortization costs are amortized over the estimated useful lives of the assets.

Receivables and Credit Policies

Accounts receivable are uncollateralized customer obligations due under normal trade terms which generally range from 4 hours to 15 days from the time and date of transaction. Accounts receivable are stated at the amount billed to the customer. Customer account balances with invoices exceeding credit terms are considered delinquent. Payments of accounts receivable are allocated to specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoices.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation of property and equipment is computed on a straight-line basis over the estimated useful lives of the assets.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable.

The Company maintains its cash in bank deposit accounts, which are not insured. The Company has not experienced any losses in such accounts. The Company believes that it is not exposed to any significant credit risk on cash.

Advertising

Advertising costs are expensed as incurred. Advertising expenses were $1,675 and $ Nil for the year ended March 31, 2015 and 2014, respectively.

Foreign Currency Translation

The Company translates the foreign currency financial statements into US Dollar using the year or reporting period end or average exchange rates in accordance with the requirements of Accounting Standards Codification subtopic 830-10, Foreign Currency Matters (“ASC 830-10”). Assets and liabilities are translated at exchange rates as of the balance sheet date. Revenues and expenses are translated at average rates in effect for the periods presented. The cumulative translation adjustment is included in the accumulated other comprehensive gain (loss) within shareholders’ equity (deficit).

Income Taxes

The Company accounts for income taxes under the asset and liability method. The Company records the estimated future tax effects of temporary differences between tax bases of assets and liabilities and amounts reported on the balance sheets as well as operating loss and tax credit carryforwards. Deferred taxes are classified as current or noncurrent based on the balance sheet classification of the related assets and liabilities. Deferred income tax results primarily from temporary differences related to net property and equipment for financial and income tax reporting.
The Company files income tax returns in India. Tax positions and liabilities are established for uncertain tax positions that may be challenged by tax authorities and may not be fully supportable under examination.  At this time, the Company is not able to make a reasonable estimate of the impact of a disallowance, if any, of these uncertain tax positions or the impact on the effective tax rate related to these items. As of March 31, 2015, the Company is subject to examination of their tax returns for the years ending after March 31, 2012.

3.	Property and Equipment

Property and equipment consists of the following at:

	March 31, 2015	March 31, 2014
Computer	$11,925	$—
Furniture & Fixtures	2,604	—
Software License	407	—
Total	14,936	—
Accumulated Depreciation	(1,203)	—
Fixed Assets, net	$13,733	$—

Depreciation expenses charged to operations amount to $1,203 and $Nil for the years ended March 31, 2015 and 2014 respectively.

4.	Intangible Assets

Intangible assets consist of Application Programming Interface (API) access with major travel companies. API is used to send, receive and/or retrieve data to and from supplier systems for tickets availability, pricing, aggregation and booking information. API specifies how software components or applications should interact with each other using graphical user interface. These components are automated software components or sets of routines, protocols and tools for building and communicating among software applications.

Intangible assets as of March 31, 2015 and 2014 consist of the following:

	March 31, 2015	March 31, 2014
Intangible assets	$38,369	$6,807
Accumulated amortization	(784)	(9)
Intangible assets, net	$37,585	$6,798

Amortization of intangible assets amount to $784 and $9 for the years ended March 31, 2015 and 2014, respectively.

5.	Loans Payable to Related Parties

The shareholders of the Company have loaned funds to the Company for working capital and equipment financing. These loans have no fixed terms of repayment and are interest free and unsecured. At March 31, 2015 and March 31, 2014, the outstanding balance due was $165,845 and $38,195, respectively. Deposits of the Company’s President and Managing Director with IndusInd Bank Ltd. serve as collateral for a guarantee in the amount of $50,000 in favor of the International Air Transport Association (“IATA”) on behalf of Sunalpha. IndusInd Bank Ltd. will pay the guaranteed amount for claims through September 30, 2016.

6.	Tax Recovery Charges

The Company through its internet-based platform, facilitates the purchase of travel products and services from third party travel service providers. The Company incurs service taxes at specified rates on the services it acquires from the travel service providers. The Company charges service taxes at specified rates on sales of travel and travel related products to clients. The net difference of the amount paid while acquiring services and collected while selling the services are remitted to taxing authorities tax recovery charge.

7.	Provision for Income Taxes

The Company is required to file income tax returns in India. The Company has no unrecognized tax liabilities as of March 31, 2015. There are no tax related interest or penalties included in these financial statements.

The Company’s total deferred tax assets are:

	March 31, 2015	March 31, 2014
Total deferred tax assets	$1,039	$-
Total deferred tax liabilities	-	-
Net deferred tax assets	$1,039	$-

Current taxes payable are related to the income taxes that are incurred is offset by estimated tax payments made during the period.

The Company records uncertain tax positions under the provisions of FASB ASC 740.

The Company recognizes in the financial statement only those tax positions determined to be more likely than not of being sustained upon examination, based on the technical merits of the position. The Company’s policy is to recognize interest and penalties accrued on uncertain tax positions as part of the income tax provision.

There were no significant matter determined to be unrecognized tax benefits taken or expected to be taken in a tax return that have been recorded on the Company’s financial statements.

The Company’s tax year end is March 31st, and therefore the open tax years as of March 31, 2012 through March 31, 2015 are open to examination by the tax authorities in India.

8.	New Accounting Pronouncements

i.
In August 2014, the Financial Accounting Standards Board (“FASB”) issued amended guidance related to disclosure of uncertainties about an entity’s ability to continue as a going concern. The new guidance requires management to evaluate whether there is substantial doubt about the entity’s ability to continue as a going concern and, as necessary, to provide related footnote disclosures. The guidance has an effective date of December 31, 2016. The Company believes that the adoption of this new standard will not have a material impact on its financial statements.

ii.
In May 2014, the Financial Accounting Standards Board, or FASB, issued Accounting Standard Update, or ASU, 2014-09-Revenue from Contracts with Customers, which provides single, comprehensive revenue recognition model for all contracts with customers. The core principal of this ASU is that an entity should recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity  expects to be  entitled in  exchange for those goods or services. This ASU also requires additional disclosure about the nature, amount, timing and uncertainty of  revenue and  cash flows arising  from customer  contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. This ASU is effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2016. Early adoption is not permitted. The Company is currently evaluating the impact this ASU will have on its consolidated financial statements.

iii.
In January 2015, the Financial Accounting Standards Board, or FASB, issued Accounting Standard Update, or ASU, 2015-01-Income Statement-Extraordinary and Unusual Items, which seeks to simplify Extraordinary Items. This Update eliminates from GAAP the concept of extraordinary items. Subtopic 225-20, Income Statement—Extraordinary and Unusual Items, required that an entity separately classify, present, and disclose extraordinary events and transactions. The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. A reporting entity may apply the amendments prospectively. A reporting entity also may apply the amendments retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption.

9.	Lease Commitments

The Company currently occupies approximately 2,455 square feet of office space owned by a director of the Company on a rent free basis. As of March 31, 2015 and 2014, the Company has not paid any rent. The Company is expect to pay market rate rent once the Company is profitable.

10.	Subsequent Events

The Company has evaluated subsequent events through April 18, 2016, the date which the financial statements were available to be issued.

i.
Software Licensing Agreement. On April 1, 2015, Sunalpha entered into a Software Licensing Agreement with Arna Global LLC pursuant to which Arna licenses to Sunalpha a customized, online transaction platform called Travelcord for use on Sunalpha’s website, www.tripborn.com. The Software Licensing Agreement has an initial five year term subject to automatic renewal for successive five year terms unless Sunalpha notifies Arna of its intention not to renew at least 120 days prior to the expiration of the then in-effect term. A one-time implementation and customization user fee of $956,000 is payable under the agreement and a user fee of $215,000 is payable for each five year term. On February 29, 2016, Arna and Sunalpha signed a letter agreement to amend the Software Licensing Agreement to allow TripBorn, Inc. to succeed to Arna’s rights under the Software Licensing Agreement.

ii.	Increase in Authorized Shares. As of September 30, 2015, the Company has increased the authorized shares to 1,125,000 and subsequently issued 540,000 common stock at Rs. 10 par value.

iii.
Agreement with the Indian Railway and Tourism Corporation. On October 5, 2015, the Company entered into an agreement with the Indian Railway Catering and Tourism Corporation (“IRCTC”) that permits the Company and its travel agent customers to offer reservations through Indian Railways’ passenger reservation system directly through the Company’s internet-based platform. This agreement requires the Company to pay annual maintenance charges based on the number of active railway agents that use the Company’s rail booking services on its platform. Based on an estimate of 1,000 agents, $7,500 in annual maintenance charges will be payable for fiscal year 2016. As of April 2016, the Company has enrolled approximately 120 agents to use the railway booking services.

iv.
Acquisition of Sunalpha.  On December 14, 2015, PinstripesNYC, Inc., a Delaware corporation now known as TripBorn, Inc. acquired substantially all of the outstanding shares of Sunalpha from Sachin Mandloi for cash consideration of $95,835.

v.
Lease Commitments. Sunalpha signed a lease for office space in Ahmedabad, India effective from March 1, 2016 for a term of five years. The operations of the Company will be undertaken from the new premises. Sunalpha will pay approximately $1,260 per month pursuant to the lease agreement.

TRIPBORN, INC.

Unaudited Condensed Consolidated Balance Sheets

Assets
	12/31/2015	3/31/2015
Current assets
Cash and cash equivalents	$20,641	$730
Accounts receivable	76,658	—
Other current assets	75,637	10,400
Total current assets	172,936	11,130

Property and equipment, net	15,287	—

Intangible assets, net	1,065,962	—

Deferred tax assets	981	—

Goodwill	38,134	—

Total Assets	$1,293,300	$11,130

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$69,784	$2,000
Other current liabilities	9,050	—
Total current liabilities	78,834	2,000

Long-term liabilities
Loans from shareholders, unsecured	195,538	—
License fees payable	956,000	—
Total current and long-term liabilities	1,230,372	2,000

Stockholders' equity
Preferred stock, par value $0.0001; 10,000,000 authorized	—	—
Common stock, par value $0.0001; 100,000,000 authorized
as of December 31, 2015 and March 31,2015
76,804,914 and 5,376,344 shares issued and outstanding as of
December 31, 2015 and March 31, 2015 respectively.	7,681	538
Additional paid-in capital	212,519	124,162
Accumulated other comprehensive income (loss)	393	—
Retained earnings/ (deficit)	(157,665)	(115,570)
Total stockholders' equity	62,928	9,130

Total liabilities and stockholders' equity	$1,293,300	$11,130

TRIPBORN, INC.

Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss) For The Three and Nine Months Ended December 31, 2015 and 2014

	Three Months Ended December 31,		Nine Months Ended December 31,
	2015	2014	2015	2014

Net revenue	$113,669	$—	$113,669	$—

Cost of revenue	109,255	—	109,255	—

Gross profit	4,414	—	4,414	—

Operating expenses
Selling, general and administration expenses	45,522	—	45,822	—

Income/ (loss) from operations	(41,108)	—	(41,408)	—

Other income/(expenses)
Depreciation and amortization	(687)	—	(687)	—
Total other income/(expense)	(687)	—	(687)	—

Net income (loss)	(41,795)	—	(42,095)	—
Other comprehensive income/(loss):

Unrealized foreign currency transalation income/(loss)	393	—	393	—
Net comprehensive income/(loss)	$(41,402)	$—	$(41,702)	$—

Basic income (loss) per share	$(0.00)	$—	$(0.00)	$—
Diluted income (loss) per share	$(0.00)	$—	$(0.00)	$—

Basic weighted average number of shares	29,185,867	5,376,344	13,312,852	5,376,344
Diluted weighted average number of shares	29,185,867	5,376,344	13,312,852	5,376,344

TRIPBORN, INC. Statements of Changes in Stockholders' Equity Nine Months Ended December 31, 2015 and 2014

	Common Stock
	Shares	Amount	Additional paid-in capital	Accumulated Other Comprehensive Income	Retained earnings/ (deficit)	Total stockholders’ equity
Balance at March 31, 2014	$5,376,344	$538	$124,162	$—	$(114,997)	$9,703

Net income					—	—

Balance at December 31,2014	$5,376,344	$538	$124,162	$—	$(114,997)	$9,703

Net income					(573)	(573)

Balance at March 31, 2015	$5,376,344	$538	$124,162	$—	$(115,570)	$9,130

Introduction of common stock	71,428,570	7,143	88,357			95,500

Net income				$393	$(35,700)	$(35,307)

Balance at December 31, 2015	$76,804,914	$7,681	$212,519	$393	$(151,270)	$69,323

TRIPBORN, INC.
Unaudited Condensed Consoldiated Statements of Cash Flows

	Nine Months Ended December 31,
	2015	2014
Cash flows from operating activities
Net income/ (loss)	$(42,095)	$—
Adjustment to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	687	—
Other comprehensive income (loss)	393
Changes in operating assets and liabilities:
(Increase)/ decrease in:
Accounts receivable	(76,658)	—
Other current assets	(65,237)	—
Deferred tax asset	(981)	—
Goodwill	(38,134)	—
Increase/ (decrease) in:
Accounts payable and accrued expenses	67,784	—
Other current liabilities	9,050	(300)
License fee payable	956,000	—
Net cash provided by operating activities	810,809	(300)

Cash flows from investing activities
Increase in Fixed assets	(15,440)	—
Increase in intangible assets	(1,066,496)	—
Net cash used in investing activities	(1,081,936)	—
Cash flows from financing activities
Increase in loan from shareholder	195,538	—
Increase in common stock	7,143	—
Increase in additional paid-in capital	88,357	—
Net cash provided by financing activities	291,038	—
Net change in cash and cash equivalents	19,911	(300)
Cash and cash equivalents
Beginning of the year	730	1,603
End of the year	$20,641	$1,303

Supplementary disclosure of cash flows information
Cash paid during the period for:
Interest	$—	$—
Income taxes	—	—

TripBorn, Inc.
Notes to Unaudited Consolidated Financial Statements
Three and Nine Months Ended December 31, 2015 and 2014

1.	Organization and the Nature of Business

TripBorn, Inc. (“TripBorn” or the “Company”) is a business to business online travel agency that offers travel reservations and related travel services and products to travel agents in India through its proprietary internet-based platform at www.tripborn.com. TripBorn is a holding company that was incorporated in Delaware in January 2010 and operated as a shell company with nominal or no assets or operations until December 2015 when it acquired substantially all of the outstanding common stock of its operating subsidiary, Sunalpha Green Technologies Private Limited (“Sunalpha”). The Company has selected March 31st as its fiscal year end.

TripBorn, Inc. was known as PinstripesNYC, Inc. until January 2016. TripBorn filed reports as PinstripesNYC, Inc. with the Securities and Exchange Commission under the Exchange Act from August 2010 until it terminated its registration under the Exchange Act in May 2013.

TripBorn acquired substantially all of the outstanding shares of common stock of Sunalpha on December 14, 2015. Sunalpha was incorporated under the laws of the Republic of India on November 4, 2010 by Deepak Sharma. Sunalpha began operations as an online travel agency in February 2014.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared by Tripborn pursuant to the rules and regulations of the SEC regarding interim financial reporting. Certain information and note disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to those rules and regulations, although we believe that the disclosures made are adequate to ensure the information presented is not misleading.

The accompanying unaudited condensed consolidated financial statements reflect all adjustments (which were of a normal, recurring nature) that, in the opinion of management, are necessary to present fairly our financial position, results of operations and cash flows as of and for the interim periods presented. All intercompany transactions have been eliminated in the accompanying unaudited condensed consolidated financial statements. These financial statements should be read in conjunction with the audited financial statements and notes thereto.

The results of operations for the three and nine months ended December 31, 2015 are not necessarily indicative of the results to be expected for any future period or the full fiscal year. Our revenue and earnings may fluctuate from quarter-to-quarter based on factors within and outside our control, including variability in demand for travel related services. Substantially all of our revenue is generated by the subsidiary within India.

Our comprehensive income (loss) consists of net income (loss) plus or minus any periodic currency translation adjustments.

Business Combination

The unaudited condensed consolidated financial statements include the financial statements of the Company and its Subsidiary. All significant related party accounts and transactions between the Company and the Subsidiary have been eliminated upon consolidation.

Revenue Recognition

The Company recognizes revenue in accordance with the FASB ASC 605. Revenue is recognized where there is a persuasive evidence of an arrangement in respect of services to be provided, where such services have been rendered, and the fee is determinable and collectability is reasonably assured. We recognize revenue as the gross amount billed to a customer because we have earned revenue from the sale of goods or services including discount, taxes and fees. We derive our revenue primarily from air ticketing, rail ticketing, bus ticketing, hotels and vacation packages, online payment services, incentives from our aggregators and suppliers and fees, penalty income and surcharges from our travel agent customers.

Air Ticketing. Income from our air ticketing business is comprised of sales of tickets, commissions and incentive payments from airline suppliers and service fees charged to our travel agent customers. We recognize income from our air ticket bookings at the time of issuance of tickets on a “gross” basis; we do not assume any performance obligation after the confirmation of the issuance of the air tickets to our customers. We recognize incentives earned from airlines on the basis of performance targets agreed to with the relevant airline and when performance obligations have been completed and/or credited to our account.

Hotels and Vacation Packages. Income from our hotels and vacation packages businesses, including income from air tickets sold as part of packages, is accounted for on a “gross” basis as we are the primary obligor in the arrangements and incur risk and responsibility, including the responsibility for delivery of services. Our hotels and vacation packages revenue also includes commissions we earn for the sale of hotel rooms (without packages), and commissions we earn as an agent from other online travel agents and aggregators from whom we procure hotel rooms for our travel agency customers. The revenue from the sale of hotel reservations and vacation packages is recognized on the customer’s date of booking. In the event of cancellations, if any, revenue is recognized as net of cancellation, refunds, taxes and commissions.

Rail Ticketing. We also earn revenue on a “gross” basis from rail ticketing, which includes the total cost of railway tickets and fees that are charged to our customers. The customer primarily is required to pay the amount at the time of transaction booking; we do not assume any performance obligation after the confirmation of the issuance of the rail tickets to our customers. We also earn one time agent sign-up fees from the railway agent at the time of agent enrollment. In the event of cancellation of rail tickets, the revenue we recognized for the total cost of railway tickets is reversed, while fees charged to our customers for booking railway tickets are not reversed as part of the cancellation.

Other Revenue. We recognize revenue on a “gross” basis, including commissions and fees from bus operators and online payment services and for facilitating access to third-party visa services. We recognize revenue when we have persuasive evidence of an arrangement in respect of services to be provided and customer has paid us for the services at the time of booking. The customer is primarily required to pay the amount at the time of transaction booking, collectability is reasonably assured. We do not believe we have significant uncertainty regarding revenue recognition, or that the same would not be affected by uncertain future events.

Revenue is recognized net of cancellations, refunds, discounts and taxes. In the event of cancellation of tickets, revenue recognized with respect to gross amounts earned by us on such tickets is reversed, and we recognize a liability with respect to the refund due to our customers, net of penalties, if any. Airlines may charge penalties for cancellations. We recognize penalties we collect from our customers as income, and recognize penalties paid to the airlines or suppliers as expenses at the time of cancellation. In addition, a liability is recognized in respect of the refund due to our customers for the gross amount charged to such customers net of cancellation fees. The revenue from the sale of vacation packages and hotel reservations is recognized on the customer’s date of booking. Cancellations, if any, do not impact revenue recognition since revenue is recognized upon availment of services by the customer.

Service Costs

Service cost primarily consists of costs paid to hotel and vacation package suppliers for the acquisition of relevant services and products for sale to customers, and includes the procurement cost of hotel rooms and other services.

Service costs are the amount paid or accrued against procurement of these services and products from the respective suppliers and do not include any other operating cost to provide these services or products. Service costs are recognized when incurred, which coincides with the recognition of the corresponding revenue.

Other operating and administration costs include costs such as advertising and business promotion costs, utilities, rent, payroll and consultants fees and charges, which are recognized on an accrual basis. Depreciation and amortization costs are amortized over the estimated useful lives of the assets.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results could differ significantly from those estimates. The estimates underlying the Company’s Financial Statements relate to, accruals for travel transactions, valuation of accounts receivable, useful life of long-lived assets and income taxes.

Cash and Cash Equivalents

The Company considers all highly-liquid investments (including money market funds) with an original maturity at acquisition of three months or less to be cash equivalents. The Company maintains cash balances, which may exceed federally insured limits. The Company does not believe that this results in any significant credit risk.

Sunalpha has six accounts denominated in Indian Rupees. As of December 31, 2015, the cash balance in financial institutions in India was $19,636. The transactions are undertaken in Indian Rupees and result in foreign currency translation adjustment. The Company’s cash deposits in India are not insured against loss. The Company does not believe that this results in any significant credit risk.

Receivables and Credit Policies

Accounts receivable are uncollateralized customer obligations due under normal trade terms which generally range from 4 hours to 15 days from the time and date of transaction. Accounts receivable are stated at the amount billed to the customer. Customer account balances with invoices exceeding credit terms are considered delinquent. Payments of accounts receivable are allocated to specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoices.

Goodwill and other Intangible Assets

Goodwill represents the excess of the cost of an acquired entity over the fair value of net assets acquired. It is assigned to reporting units as of the acquisition date. Goodwill is not amortized, but is tested for impairment at least on an annual basis and between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount . The impairment test requires assessing qualitative factors and then, if it is necessary, estimating the fair value of a reporting unit and comparing it with its carrying amount, including goodwill assigned to the reporting unit. If the estimated fair value of the reporting unit is less than its net carrying amount, including goodwill, then the goodwill is written down to its implied fair value.

Intangible assets with indefinite useful lives are tested for impairment at least annually. Intangible assets that have limited useful lives are amortized on a straight line basis over the shorter of their useful or legal lives.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation of property and equipment is computed on a straight-line basis over the estimated useful lives of the assets. The Company charges repairs and maintenance costs that do not extend the lives of the assets to expenses as incurred.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable.

The Company maintains its cash in bank deposit accounts, which are not insured. The Company has not experienced any losses in such accounts. The Company believes that it is not exposed to any significant credit risk on cash.

Income Taxes

The Company accounts for income taxes under the asset and liability method in accordance with FASB ASC 740, Accounting for Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company records the estimated future tax effects of temporary differences between tax bases of assets and liabilities and amounts reported on the balance sheets as well as operating loss and tax credit carryforwards. Deferred taxes are classified as current or noncurrent based on the balance sheet classification of the related assets and liabilities. Deferred income tax results primarily from temporary differences related to net property and equipment for financial and income tax reporting.

Accounting principles generally accepted in the United States of America require Company management to evaluate tax positions taken by the Company and recognize a tax liability or asset if the Company has taken an uncertain position that more likely than not would not be sustained upon examination by the internal revenue service. The Company has concluded that as of December 31, 2015 and 2014 there are no material uncertain tax positions taken or expected to be taken that would require recognition of a liability or asset or disclosure in the financial statements.  The Company is subject to routine audits by taxing jurisdictions; however there are currently no audits for any tax periods in progress. Company management believes that the Company’s income tax returns for the last three years remain subject to examination based on normal statutory periods subject to audits, notwithstanding any events or circumstances that may exist which could expand the open period.

The provision for income taxes includes certain minimum state taxes. However no provision or benefit for federal income taxes has been included in the financial statements because the Company has sustained cumulative losses since inception and has available to it net operating loss carryforwards to offset future taxable income.

Foreign Currency Translation

The Company translates the foreign currency financial statements into US Dollar using the year or reporting period end or average exchange rates in accordance with the requirements of Accounting Standards Codification subtopic 830-10, Foreign Currency Matters (“ASC 830-10”). Assets and liabilities are translated at exchange rates as of the balance sheet date. Revenues and expenses are translated at average rates in effect for the periods presented. The cumulative translation adjustment is included in the accumulated other comprehensive gain (loss) within shareholders’ equity (deficit).

3.	Acquisition of Sunalpha Green Technologies Private Limited

On December 14, 2015, the Company acquired substantially all of the outstanding shares of Sunalpha Green Technologies Private Limited (“Sunalpha”) which was incorporated under the laws of the Republic of India in November 2010 by Deepak Sharma. Sunalpha is a business to business (“B2B”) online travel agency that offers travel reservations and related travel services and products to travel agents in India through its proprietary internet-based platform at www.tripborn.com. The Company completed the acquisition of Sunalpha for cash consideration of $95,835.

4.	Changes in Equity

On December 8, 2015 the Company issued 71,428,570 additional shares of common stock to Arna Global, LLC (“Arna”) for cash consideration of $95,500. The sole member of Arna Global is our President and director, Deepak Sharma. The total issued and outstanding shares of common stock as of December 31, 2015 is 76,804,914. The additional shares represent 93% of the total issued and outstanding shares.

5.	Property and Equipment

Property and Equipment consists of the following as of December 31, 2015 and March 31, 2015. The property and equipment listed below are recorded in the books of Sunalpha.

	12/31/2015	03/31/2015
Computer	$12,357	$—
Furniture	4,464
Software License	2,087
Total	18,908
Accumulated depreciation	(3,621)
Fixed assets, net	$15,287	$—

Depreciation expense for the nine months period ended December 31, 2015, was $153.

6.	Intangible Assets

Intangible assets consist of Application Programming Interface (API) access with major travel companies. API is used to send, receive and/or retrieve data to and from supplier systems for tickets availability, pricing, aggregation and booking information. API specifies how software components or applications should interact with each other using graphical user interface. These components are automated software components or sets of routines, protocols and tools for building and communicating among software applications.

Intangible assets consist of the following as of December 31, 2015 and March 31, 2015:

	12/31/2015	03/31/2015
API Access	$115,596	$—
Software License	956,000
	1,071,596
Accumulated amortization	(5,634)
Intangible assets, net	$1,065,962	$—

Amortization expense for the nine months period ended December 31, 2015 was $534.

Software License

On April 1, 2015, Sunalpha entered into a Software Licensing Agreement with Arna pursuant to which Arna licenses to Sunalpha a customized, online transaction platform called Travelcord for use on Sunalpha’s website, www.tripborn.com. The Software Licensing Agreement has an initial five year term subject to automatic renewal for successive five year terms unless Sunalpha notifies Arna of its intention not to renew at least 120 days prior to the expiration of the then in-effect term. A one-time implementation and customization user fee of $956,000 is payable under the agreement and a user fee of $215,000 is payable for each five year term. The value of the software license is classified under intangible assets and will be amortized when fully implemented.

7.	Tax Recovery Charges

The Company through its internet-based platform, facilitates the purchase of travel products and services from third party travel service providers. The Company incurs service taxes at specified rates on the services it acquires from the travel service providers. The Company charges service taxes at specified rates on sales of travel and travel related products to clients. The net difference of the amount paid while acquiring services and collected while selling the services are remitted to taxing authorities. As of the December 31, 2015, the Company has balance with the tax authority to offset future service tax dues.

8.	Loans Payable to Related Parties

The previous shareholders of Sunalpha have loaned funds to Sunalpha for working capital and equipment financing. These loans have no fixed terms of repayment and are interest free and unsecured. At December 31, 2015 the outstanding balance due was $195,538. Deposits of the Company’s President and Managing Director with IndusInd Bank Ltd. serve as collateral for a guarantee in the amount of $50000 in favor of the International Air Transport Association (“IATA”) on behalf of Sunalpha. IndusInd Bank Ltd. will pay the guaranteed amount for claims through September 30, 2016.

9.	New Accounting Pronouncements

i.
In August 2014, the Financial Accounting Standards Board (“FASB”) issued amended guidance related to disclosure of uncertainties about an entity’s ability to continue as a going concern. The new guidance requires management to evaluate whether there is substantial doubt about the entity’s ability to continue as a going concern and, as necessary, to provide related footnote disclosures. The guidance has an effective date of December 31, 2016. The Company believes that the adoption of this new standard will not have a material impact on its financial statements.

ii.
In May 2014, the Financial Accounting Standards Board, or FASB, issued Accounting Standard Update, or ASU, 2014-09-Revenue from Contracts with Customers, which provides single, comprehensive revenue recognition model for all contracts with customers. The core principal of this ASU is that an entity should recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASU also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. This ASU is effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2016. Early adoption is not permitted. The Company is currently evaluating the impact this ASU will have on its consolidated financial statements.

iii.
In January 2015, the Financial Accounting Standards Board, or FASB, issued Accounting Standard Update, or ASU, 2015-01-Income Statement-Extraordinary and Unusual Items, which seeks to simplify Extraordinary Items. This Update eliminates from GAAP the concept of extraordinary items. Subtopic 225-20, Income Statement—Extraordinary and Unusual Items, required that an entity separately classify, present, and disclose extraordinary events and transactions. The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. A reporting entity may apply the amendments prospectively. A reporting entity also may apply the amendments retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption.

10.	Commitments

Contractual Commitments

On October 5, 2015, the Company entered into an agreement with the Indian Railway Catering and Tourism Corporation (“IRCTC”) that permits the Company and its travel agent customers to offer reservations through Indian Railways’ passenger reservation system directly through the Company’s internet-based platform. This agreement requires the Company to pay annual maintenance charges based on the number of active railway agents that use the Company’s rail booking services on its platform. Based on an estimate of 1,000 agents, $7,500 in annual maintenance charges will be payable for fiscal year 2016. As of April 2016, the Company has enrolled approximately 120 agents to use the railway booking services.

Lease Commitments

The Company currently does not own or lease a permanent office space. Prior to the sale of 71,428,570 shares of the Company’s common stock on December 8, 2015, the Company shared office space with Maxim Group LLC. The majority member of Maxim Group LLC is the sole stockholder of Maxim Kelyfos, LLC, which owned 93% of the Company’s common stock outstanding prior to the acquisition of Sunalpha.

Through its operating subsidiary, Sunalpha, the Company currently occupies approximately 2,455 square feet of office space owned by a director of the Company on a rent free basis. As of March 31, 2015 and 2014, the Company has not paid any rent. The Company is expected to pay market rate rent once the Company is profitable. As of the date of the report, there are no future lease commitments.

11.	Subsequent Events

i.
Increase in Authorized Shares. The Company amended its certificate of incorporation on January 13, 2016 to (a) increase the authorized number of shares of common stock from 100,000,000 to 200,000,000 and (b) change its name from PinstripesNYC, Inc. to TripBorn, Inc.

ii.
Software Agreements. On February 29, 2016, Arna Global LLC entered into a software agreement with the Company whereby we succeeded to the rights of Arna with respect to proprietary booking-engine software being developed for use by Sunalpha pursuant to a Software Development Services Agreement between Takniki Communications and Arna. Pursuant to the Software Agreement, Arna assigned its rights to the developed software, any further development with respect to the software and its rights as licensor of the software to Sunalpha. In consideration for the assignment, we agreed to pay Arna $956,000, which is evidenced by a convertible promissory note as described in “Convertible Note Offerings” below.

iii.
Convertible Note Offerings. On February 8, 2016, the Company issued convertible promissory notes to three accredited investors in the aggregate principal amount of $350,000 pursuant to a note purchase agreement of the same date. Interest will accrue at the rate of 6% per annum. In the event that the Company completes an underwritten public offering of its common stock in connection with a listing on a national securities exchange (an “Uplist Transaction”), prior to the February 8, 2019 maturity date, the outstanding principal balance of the note will automatically convert into a total of 9,156,206 shares of common stock (the “Note Shares”). If the Uplist Transaction does not occur prior to the maturity date, the noteholders will have the option to receive full payment of the outstanding principal balance or the Note Shares, each together with accrued unpaid interest paid in cash. The noteholders also will have the option to receive full payment of the outstanding principal or the note shares, each together with accrued unpaid interest paid in cash, in connection with a “sale of the company” as such term is defined in the convertible promissory note.

In connection with the Software Agreement described in Note 11(ii) above, Arna loaned the Company $956,000, which is evidenced by a convertible promissory note, dated March 8, 2016, which bears interest at an annual rate of 10%. The principal amount together with accrued and unpaid interest thereon becomes due and payable on March 7, 2019. In the event that the Company completes an Uplist Transaction prior to the March 7, 2019 maturity date, the outstanding principal balance of the note will automatically convert into 21,194,381 shares of common stock (the “Note Shares”). If the Uplist Transaction does not occur prior to the maturity date, Arna will have the option to receive full payment of the outstanding principal balance or the Note Shares, each together with accrued unpaid interest paid in cash. Arna also will have the option to receive full payment of the outstanding principal or the note shares, each together with accrued unpaid interest paid in cash, in connection with a “sale of the company” as such term is defined in the convertible promissory note.

Mr. Sharma loaned the Company $156,407, which is evidenced by a convertible promissory note, dated March 8, 2016, which bears interest at an annual rate of 10%. The principal amount together with accrued and unpaid interest thereon becomes due and payable on March 7, 2019. In the event that the Company completes an Uplist Transaction prior to the March 7, 2019 maturity date, the outstanding principal balance of the note will automatically convert into 3,432,234 shares of common stock (the “Note Shares”). If the Uplist Transaction does not occur prior to the maturity date, Mr. Sharma will have the option to receive full payment of the outstanding principal balance or the Note Shares, each together with accrued unpaid interest paid in cash. Mr. Sharma also will have the option to receive full payment of the outstanding principal or the note shares, each together with accrued unpaid interest paid in cash, in connection with a “sale of the company” as such term is defined in the convertible promissory note.

Mr. Mandloi loaned us $38,076, which is evidenced by a convertible promissory note, dated March 8, 2016, which bears interest at an annual rate of 10%. The principal amount together with accrued and unpaid interest thereon becomes due and payable on March 7, 2019. In the event that the Company completes an Uplist Transaction prior to the March 7, 2019 maturity date, the outstanding principal balance of the note will automatically convert into 835,552 shares of common stock (the “Note Shares”). If the Uplist Transaction does not occur prior to the maturity date, Mr. Mandloi will have the option to receive full payment of the outstanding principal balance or the Note Shares, each together with accrued unpaid interest paid in cash. Mr. Mandloi also will have the option to receive full payment of the outstanding principal or the note shares, each together with accrued unpaid interest paid in cash, in connection with a “sale of the company” as such term is defined in the convertible promissory note.

iv.
Lease Commitments. The Company has leased office space in Ahmedabad, India effective from March 1, 2016 for a term of five years. The operations of the Company will be undertaken from the new premises. The company will pay approximately $1,260 per month pursuant to the lease agreement.

SUNALPHA GREEN TECHNOLOGIES PRIVATE LIMITED

Unaudited Balance Sheets

	September 30, 2015	March 31, 2015
Assets
Current assets
Cash and cash equivalents	$75,489	$23,580
Accounts receivable	86,303	66,803
Other current assets	42,203	36,060
Total current assets	203,995	126,443

Property and equipment, net	14,318	13,733

Intangible assets, net	36,424	37,585

Deferred tax assets	981	1,039
	$255,718	$178,800

Liabilities and Stockholders' Equity

Current liabilities
Accounts payable	$16,786	$10,901
Other current liabilities	24,738	3,866
Total current liabilities	41,524	14,767

Long- term liabilities
Loans from shareholders, unsecured	153,791	165,845
Total current and long-term liabilities	195,315	180,612

Stockholders' equity/ (deficit)
Common stock, (Rs 10 per share par value); 1,125,000 and 50,000 shares authorized as of September 30, 2015 and March 31, 2015 respectively;
550,000 shares and 10,000 shares issued and outstanding
as of September 30, 2015 and March 31, 2015 respectively.	83,389	1,842
Accumulated other comprehensive income (loss)	4,098	905
Retained earnings/ (deficit)	(27,084)	(4,559)
Total stockholders' equity/(deficit)	60,403	(1,812)

Total liabilities and stockholders' equity	$255,718	$178,800

SUNALPHA GREEN TECHNOLOGIES PRIVATE LIMITED

Unaudited Statements of Comprehensive Income/ (Loss) Six Months Ended September 30,

	Six Months Ended September 30,
	2015	2014
Net revenue	$1,034,835	$358,573
Cost of revenue	$961,061	$335,400

Gross profit	$73,799	$23,173

Operating expenses
Selling, general and administration expense	$92,715	$19,729

Income/(loss) from operations	$(18,916)	$3,444
`
Other income/(expenses)
Depreciation and amortization	$(3,551)	$(1,456)

Total other income/(expense)	$(3,551)	$(1,456)

Income (loss) before income tax expense	(22,467)	$1,988
Income tax expenses	$(58)	$—

Net income (loss)	$(22,525)	$1,988

Other comprehensive income/(loss):
Unrealized foreign currency translation income/(loss)	$3,193	$499

Net comprehensive income/(loss)	$(19,332)	$2,487

SUNALPHA GREEN TECHNOLOGIES PRIVATE LIMITED Unaudited Statements of Cash Flows Six Months Ended September 30,

	2015	2014
Cash flows from operating activities
Net income/ (loss)	$(22,525)	$1,988
Adjustment to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	3,551	1,456
Other comprehensive income (loss)	3,193	499
Changes in operating assets and liabilities:
(Increase)/ decrease in:
Accounts receivable	(19,500)	(46,676)
Other current assets	(6,143)	(756)
Deferred tax asset	58	—
Increase/ (decrease) in:
Accounts payable and accrued expenses	5,885	(3,737)
Other current liabilities	20,872	3,983
Net cash used in operating activities	(14,609)	(43,243)

Cash flows from investing activities
Purchase of property and equipment	(2,177)	(11,539)
Increase in intangible assets	(798)	(1,062)
Net cash used in investing activities	(2,975)	(12,601)

Cash flows from financing activities
Increase in common stock	81,547	—
Increase in loan from shareholders	(12,054)	67,286
Net cash provided by financing activities	69,493	67,286

Net change in cash and cash equivalents	51,909	11,442

Cash and cash equivalents
Beginning of the year	23,580	9,288
End of the year	$75,489	$20,730

Supplementary disclosure of cash flows information
Cash paid during the period for:
Interest	$—	$—
Income taxes	$—	$—

SUNALPHA GREEN TECHNOLOGIES PRIVATE LIMITED

Unaudited Statements of Changes in Stockholders' Equity Six Months Ended September 30, 2015 and 2014

	Common Stock
	Shares	Amount	Accumulated Other Comprehensive Income	Retained earnings/ (deficit)	Total stockholders’ equity
Balance at March 31, 2014	10,000	$1,842	$—	$(3,081)	$(1,239)

Net income (loss)				1,988	1,988

Other comprehensive income (loss)			499		499

Balance at September 30, 2014	10,000	$1,842	$499	$(1,093)	$1,248

Net income (loss)				(3,466)	(3,466)
Other comprehensive income (loss)			406		406

Balance at March 31, 2015	10,000	$1,842	$905	$(4,559)	$(1,812)

Issue of common stock	540,000	81,547			81,547

Other comprehensive income (loss)			3,193		3,193

Net income (loss)				(22,525)	(22,525)

Balance at September 30, 2015	550,000	$83,389	$4,098	$(27,084)	$60,403

Sunalpha Green Technologies Private Limited
Notes to Unaudited Consolidated Financial Statements
Six Months Ended September 30, 2015 and 2014

1.	Organization and Nature of Business

Sunalpha Green Technologies Private Limited (“Sunalpha” or the “Company”), which was incorporated under the laws of the Republic of India on November 4, 2010 by Deepak Sharma. Sunalpha is a business to business (“B2B”) online travel agency that offers travel reservations and related travel services and products to travel agents in India through its proprietary internet-based platform at www.tripborn.com. Sunalpha began operations as an online travel agency in February 2014.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) as detailed in the Financial Accounting Standards Board’s Accounting Standards Codification.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results could differ significantly from those estimates. The estimates underlying the Company’s Financial Statements relate to, accruals for travel transactions, valuation of accounts receivable, useful life of long-lived assets and income taxes.

Cash and Cash Equivalents

The Company considers all highly-liquid investments with an original maturity at acquisition of three months or less to be cash equivalents. The Company maintains cash balances in India, which are not insured. The Company does not believe that this results in any significant credit risk.

Revenue Recognition

The Company recognizes revenue in accordance with the FASB ASC 605. Revenue is recognized where there is a persuasive evidence of an arrangement in respect of services to be provided, where such services have been rendered, and the fee is determinable and collectability is reasonably assured. We recognize revenue as the gross amount billed to a customer because we have earned revenue from the sale of goods or services including discount, taxes and fees. We derive our revenue primarily from air ticketing, rail ticketing, bus ticketing, hotels and vacation packages, online payment services, incentives from our aggregators and suppliers and fees, penalty income and surcharges from our travel agent customers.

Air Ticketing. Income from our air ticketing business is comprised of sales of tickets, commissions and incentive payments from airline suppliers and service fees charged to our travel agent customers. We recognize income from our air ticket bookings at the time of issuance of tickets on a “gross” basis; we do not assume any performance obligation after the confirmation of the issuance of the air tickets to our customers. We recognize incentives earned from airlines on the basis of performance targets agreed to with the relevant airline and when performance obligations have been completed and/or credited to our account.

Hotels and Vacation Packages. Income from our hotels and vacation packages businesses, including income from air tickets sold as part of packages, is accounted for on a “gross” basis as we are the primary obligor in the arrangements and incur risk and responsibility, including the responsibility for delivery of services. Our hotels and vacation packages revenue also includes commissions we earn for the sale of hotel rooms (without packages), and commissions we earn as an agent from other online travel agents and aggregators from whom we procure hotel rooms for our travel agency customers. The revenue from the sale of hotel reservations and vacation packages is recognized on the customer’s date of booking. In the event of cancellations, if any, revenue is recognized as net of cancellation, refunds, taxes and commissions.

Rail Ticketing. We also earn revenue on a “gross” basis from rail ticketing, which includes the total cost of railway tickets and fees that are charged to our customers. The customer primarily is required to pay the amount at the time of transaction booking; we do not assume any performance obligation after the confirmation of the issuance of the rail tickets to our customers. We also earn one time agent sign-up fees from the railway agent at the time of agent enrollment. In the event of cancellation of rail tickets, the revenue we recognized for the total cost of railway tickets is reversed, while fees charged to our customers for booking railway tickets are not reversed as part of the cancellation.

Other Revenue. We recognize revenue on a “gross” basis, including commissions and fees from bus operators and online payment services and for facilitating access to third-party visa services. We recognize revenue when we have persuasive evidence of an arrangement in respect of services to be provided and customer has paid us for the services at the time of booking. The customer is primarily required to pay the amount at the time of transaction booking, collectability is reasonably assured. We do not believe we have significant uncertainty regarding revenue recognition, or that the same would not be affected by uncertain future events.

Revenue is recognized net of cancellations, refunds, discounts and taxes. In the event of cancellation of tickets, revenue recognized with respect to gross amounts earned by us on such tickets is reversed, and we recognize a liability with respect to the refund due to our customers, net of penalties, if any. Airlines may charge penalties for cancellations. We recognize penalties we collect from our customers as income, and recognize penalties paid to the airlines or suppliers as expenses at the time of cancellation. In addition, a liability is recognized in respect of the refund due to our customers for the gross amount charged to such customers net of cancellation fees. The revenue from the sale of vacation packages and hotel reservations is recognized on the customer’s date of booking. Cancellations, if any, do not impact revenue recognition since revenue is recognized upon availment of services by the customer.

Service Costs

Service cost primarily consists of costs paid to hotel and vacation package suppliers for the acquisition of relevant services and products for sale to customers, and includes the procurement cost of hotel rooms and other services.

Service costs are the amount paid or accrued against procurement of these services and products from the respective suppliers and do not include any other operating cost to provide these services or products. Service costs are recognized when incurred, which coincides with the recognition of the corresponding revenue.

Other operating and administration costs include costs such as advertising and business promotion costs, utilities, rent, payroll and consultants fees and charges, which are recognized on an accrual basis. Depreciation and amortization costs are amortized over the estimated useful lives of the assets.

Receivables and Credit Policies

Accounts receivable are uncollateralized customer obligations due under normal trade terms which generally range from 4 hours to 15 days from the time and date of transaction. Accounts receivable are stated at the amount billed to the customer. Customer account balances with invoices exceeding credit terms are considered delinquent. Payments of accounts receivable are allocated to specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoices.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation of property and equipment is computed on a straight-line basis over the estimated useful lives of the assets.

Intangible Assets

Intangible assets with indefinite useful lives are tested for impairment at least annually. Intangible assets that have limited useful lives are amortized on a straight line basis over the shorter of their useful or legal lives.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable.

The Company maintains its cash in bank deposit accounts, which are not insured. The Company has not experienced any losses in such accounts. The Company believes that it is not exposed to any significant credit risk on cash.

Advertising

Advertising costs are expensed as incurred. Advertising expenses were $37 and $ Nil for the six months period ended September 30, 2015 and 2014 respectively.

Foreign Currency Translation

The Company translates the foreign currency financial statements into US Dollar using the year or reporting period end or average exchange rates in accordance with the requirements of Accounting Standards Codification subtopic 830-10, Foreign Currency Matters (“ASC 830-10”). Assets and liabilities are translated at exchange rates as of the balance sheet date. Revenues and expenses are translated at average rates in effect for the periods presented. The cumulative translation adjustment is included in the accumulated other comprehensive gain (loss) within shareholders’ equity (deficit).

Income Taxes

The Company accounts for income taxes under the asset and liability method. The Company records the estimated future tax effects of temporary differences between tax bases of assets and liabilities and amounts reported on the balance sheets as well as operating loss and tax credit carryforwards. Deferred taxes are classified as current or noncurrent based on the balance sheet classification of the related assets and liabilities. Deferred income tax results primarily from temporary differences related to net property and equipment for financial and income tax reporting.

The Company files income tax returns in India. Tax positions and liabilities are established for uncertain tax positions that may be challenged by tax authorities and may not be fully supportable under examination.  At this time, the Company is not able to make a reasonable estimate of the impact of a disallowance, if any, of these uncertain tax positions or the impact on the effective tax rate related to these items. As of September 30, 2015, the Company is subject to examination of their tax returns for the years ending after March 31, 2012.

3.	Property and Equipment

Property and equipment consists of the following at:

	September 30, 2015	March 31, 2015
Computer	$12,242	$11,925
Furniture & Fixtures	4,464	2,604
Software License	407	407
Total	17,113	14,936
Accumulated Depreciation	(2,795)	(1,203)
Fixed Assets, net	$14,318	$13,733

Depreciation expenses charged to operations amount to $1,592 and $1,079 for the six month period ended September 30, 2015 and 2014, respectively.

4.	Intangible Assets

Intangible assets consist of Application Programming Interface (API) access with major travel companies. API is used to send, receive and/or retrieve data to and from supplier systems for tickets availability, pricing, aggregation and booking information. API specifies how software components or applications should interact with each other using graphical user interface. These components are automated software components or sets of routines, protocols and tools for building and communicating among software applications.

Intangible assets consist of the following as of September 30, 2015 and March 31, 2015:

	September 30, 2015	March 31, 2015
Intangible assets	$39,167	$38,369
Accumulated amortization	(2,743)	(784)
Intangible assets, net	$36,424	$37,585

Amortization of intangible assets amount to $1,959 and $377 for the six month period ended September 30, 2015 and 2014, respectively.

5.	Loans Payable to Related Parties

The shareholders of the Company have loaned funds to the Company for working capital and equipment financing. These loans have no fixed terms of repayment and are interest free and unsecured. At September 30, 2015 and March 31, 2015, the outstanding balance due was $153,791 and $165,845, respectively. Deposits of the Company’s President and Managing Director with IndusInd Bank Ltd. serve as collateral for a guarantee in the amount of $50,000 in favor of the International Air Transport Association (“IATA”) on behalf of Sunalpha. IndusInd Bank Ltd. will pay the guaranteed amount for claims through September 30, 2016.

6.	Tax Recovery Charges

The Company through its internet-based platform, facilitates the purchase of travel products and services from third party travel service providers. The Company incurs service taxes at specified rates on the services it acquires from the travel service providers. The Company charges service taxes at specified rates on sales of travel and travel related  products to clients. The net difference  of the amount paid while acquiring services and collected while selling the services are remitted to taxing authorities tax recovery charge.

7.	Provision for Income Taxes

The Company is required to file income tax returns in India. The Company has no unrecognized tax liabilities as of September 30, 2015. There are no tax related interest or penalties included in these financial statement.
The Company’s total deferred tax assets are:
	September 30, 2015	March 31, 2015
Total deferred tax assets	$981	$1,039
Total deferred tax liabilities	—	—
Net deferred tax assets	$981	$1,039

Current taxes payable are related to the income taxes that are incurred is offset by estimated tax payments made during the period.

The Company records uncertain tax positions under the provisions of FASB ASC 740. The company recognizes in the financial statement only those tax positions determined to be more likely than not of being sustained upon examination, based on the technical merits of the position. The Company’s policy is to recognize interest and penalties accrued on uncertain tax positions as part of the income tax provision.

There were no significant matter determined to be unrecognized tax benefits taken or expected to be taken in a tax return that have been recorded on the Company’s financial statements. The Company’s tax year end is March 31st, and therefore the tax years as of March 31, 2012 through March 31, 2015 are open to examination by the tax authorities in India.

8.	Increase of Authorized Shares

As of September 30, 2015, the Company has increased the authorized shares to 1,125,000 and subsequently issued 540,000 common stock at Rs. 10 par value.

9.	Use of Software License

On April 1, 2015, Sunalpha entered into a Software Licensing Agreement with Arna Global LLC pursuant to which Arna licenses to Sunalpha a customized, online transaction platform called Travelcord for use on Sunalpha’s website, www.tripborn.com. The Software Licensing Agreement has an initial five year term subject to automatic renewal for successive five year terms unless Sunalpha notifies Arna of its intention not to renew at least 120 days prior to the expiration of the then in-effect term. A one-time implementation and customization user fee of $956,000 is payable under the agreement and a user fee of $215,000 is payable for each five year term.

10.	New Accounting Pronouncements

i.
i. In August 2014, the Financial Accounting Standards Board (“FASB”) issued amended guidance related to disclosure of uncertainties about an entity’s ability to continue as a going concern. The new guidance requires management to evaluate whether there is substantial doubt about the entity’s ability to continue as a going concern and, as necessary, to provide related footnote disclosures. The guidance has an effective date of December 31, 2016. The Company believes that the adoption of this new standard will not have a material impact on its financial statements.

ii.
ii. In May 2014, the Financial Accounting Standards Board, or FASB, issued Accounting Standard Update, or ASU, 2014-09-Revenue from Contracts with Customers, which provides single, comprehensive revenue recognition model for all contracts with customers. The core principal of this ASU is that an entity should recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASU also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. This ASU is effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2016. Early adoption is not permitted. The Company is currently evaluating the impact this ASU will have on its consolidated financial statements.

iii.
iii. In January 2015, the Financial Accounting Standards Board, or FASB, issued Accounting Standard Update, or ASU, 2015-01-Income Statement-Extraordinary and Unusual Items, which seeks to simplify Extraordinary Items. This Update eliminates from GAAP the concept of extraordinary items. Subtopic 225-20, Income Statement—Extraordinary and Unusual Items, required that an entity separately classify, present, and disclose extraordinary events and transactions. The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. A reporting entity may apply the amendments prospectively. A reporting entity also may apply the amendments retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption.

11.	Lease Commitments

Sunalpha currently occupies approximately 2,455 square feet of office space owned by a director of the Company on a rent free basis. The Company is expected to pay market rate rent once the Company is profitable. As of the date of the report, there are no future lease commitments.

12.	Subsequent Events

The Company has evaluated subsequent events through April 18, 2016, the date which the financial statements were available to be issued.

i.
Agreement with the Indian Railway and Tourism Corporation. On October 5, 2015, the Company entered into an agreement with the Indian Railway Catering and Tourism Corporation (“IRCTC”) that permits the Company and its travel agent customers to offer reservations through Indian Railways’ passenger reservation system directly through the Company’s internet-based platform. This agreement requires the Company to pay annual maintenance charges based on the number of active railway agents that use the Company’s rail booking services on its platform. Based on an estimate of 1,000 agents, $7,500 in annual maintenance charges will be payable for fiscal year 2016. As of April 2016, the Company has enrolled approximately 120 agents to use the railway booking services.

ii.
Acquisition of Sunalpha.  On December 14, 2015, PinstripesNYC, Inc., a Delaware corporation now known as TripBorn, Inc. acquired substantially all of the outstanding shares of Sunalpha from Sachin Mandloi for cash consideration of $95,835.

iii.
Lease Commitments. Sunalpha signed a lease for office space in Ahmedabad, India effective from March 1, 2016 for a term of five years. The operations of the Company will be undertaken from the new premises. Sunalpha will pay approximately $1,260 per month pursuant to the lease agreement.

TRIPBORN, INC.
Unaudited Pro Forma Condensed Combined Balance Sheet
December 31, 2015

	Tripborn	Sunalpha	Combined Historical	Pro Forma Adjustments		Pro Forma Combined

ASSETS
Current assets:
Cash and cash equivalents	$1,005	$19,636	$20,641			$20,641
Accounts receivable	—	76,658	76,658			76,658
Other current assets	10,400	65,237	75,637			75,637
Total current assets	11,405	161,531	172,936		—	172,936

Investments	95,835	—	95,835	1	(95,835)	—
Fixed assets	—	15,287	15,287			15,287

Intangible assets-net	—	109,962	109,962		956,000	1,065,962

Deferred tax assets	—	981	981			981

Goodwill	—	—	—	1	38,134	38,134

TOTAL ASSETS	$107,240	$287,761	$395,001		$898,299	$1,293,300

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
Accounts payable	$37,310	$32,474	$69,784		$—	$69,784
Other current liabilities	—	9,050	9,050			9,050
Total current liabilities	37,310	41,524	78,834		—	78,834

Long-term liabilities
Loan from shareholders, unsecured	1,000	194,538	195,538			195,538
License fees payable	—	—	0	1	956,000	956,000
Total current and long-term liabilities	38,310	236,062	274,372		956,000	1,230,372
Stockholder's equity:
Preferred shares	—	—	—			—
Common stock	7,681	83,389	91,070	1	(83,389)	7,681
Additional paid-in capital	212,519	—	212,519	1	—	212,519
Accumulated other comprehensive income (loss)	—	6,223	6,223		(5,830)	393
Retained earnings	(151,270)	(37,913)	(189,183)	1	31,518	(157,665)
Total stockholder's equity	68,930	51,699	120,629		(57,701)	62,928
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$107,240	$287,761	$395,001		$898,299	$1,293,300

Pro Forma Adjustments

1	Investment in subsidiary		95,835
	License fees payable		956,000
	Common stock	83,389
	Accumulated other comprehensive income (loss)	5,830
	Retained earnings		31,518
	Intangible assets	956,000
	Goodwill	38,134
To eliminate the investment in Sunalpha and record the intangible assets, goodwill and liability.

TRIPBORN, INC.

Unaudited Pro Forma Combined Statement of Operations For the nine month period ended December 31, 2015

	Tripborn	Sunalpha	Combined Historical	Pro Forma Adjustments	Pro Forma Combined
Revenue	$—	$113,669	$113,669		$113,669
Cost of revenue	—	109,255	109,255		109,255
Gross profit	—	4,414	4,414	—	4,414
Operating expenses:
Selling, general and administrative	35,700	10,122	45,822		45,822
Income before other income / (expenses)	(35,700)	(5,708)	(41,408)	—	(41,408)
Depreciation and amortization	—	(687)	(687)		(687)

Income (loss) from continuing operations	(35,700)	(6,395)	(42,095)		—	(42,095)
Unrealized foreign currency translation income	—	393	393			393

Net and comprehensive income for the period	$(35,700)	$(6,002)	$(41,702)		$—	$(41,702)

Net income (loss) per common share from continuing operations:

Basic	$(0.00)	$(0.01)	$(0.00)			$(0.00)
Diluted	$(0.00)	$(0.01)	$(0.00)			$(0.00)

Weight average common share outstanding:

Basic	13,312,852	550,000	13,862,852	1	(550,000)	13,312,852
Diluted	13,312,852	550,000	13,862,852		(550,000)	13,312,852

Pro Forma Adjustments

1	To effect elimination of Sunalpha common stock upon acquisition

TRIPBORN, INC.
Unaudited Pro Forma Combined Statement of Operations For the Year Ended March 31, 2015

	Tripborn	Sunalpha	Combined |Historical	Pro Forma Adjustments		Pro Forma Combined
Revenue	$—	$1,128,425	$1,128,425		$—	1,128,425
Cost of revenue	—	1,042,165	1,042,165		—	1,042,165
Gross profit	—	86,260	86,260		—	86,260
Operating expenses:
Selling, general and administrative	573	85,751	86,324		—	86,324

Income before other income / (expenses)	(573)	509	(64)		—	(64)
Depreciation and amortization	—	(1,987)	(1,987)		—	(1,987)

Income (loss) from continuing operations	(573)	(1,478)	(2,051)		—	(2,051)

Unrealized foreign currency translation income	—	905	905		—	905
Net and comprehensive income for the period	$(573)	$(573)	$(1,146)		$—	$(1,146)
Net income (loss) per common share from continuing operations:

Basic	$(0.00)	$(0.15)	$(0.00)			$(0.00)
Diluted	$(0.00)	$(0.15)	$(0.00)			$(0.00)

Weight average common share outstanding:

Basic	5,376,344	10,000	5,386,344	1	(10,000)	5,376,344
Diluted	5,376,344	10,000	5,386,344		234,784	5,621,128

Pro Forma Adjustments

1	To effect elimination of Sunalpha common stock upon acquisition

10,714,286 of Shares of Common Stock

PRELIMINARY PROSPECTUS

                         , 2016

Until and including            , 2016 (25 days after the date of this prospectus), all dealers that buy, sell or trade shares of our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by us in connection with the registration of the common stock hereunder. None of the following expenses are payable by the selling security holders. All amounts are estimates, except the SEC registration fee.

Amount
SEC registration fee	$324
Accountants’ fees and expenses	25,000
Legal fees and expenses	65,000
EDGAR filing service	7,500
Miscellaneous	5,000
Total	$102,824

Item 14. Indemnification of Directors and Officers.

TripBorn, Inc. (the “Company”) is incorporated under the Delaware General Corporation Law (the “DGCL”).

Section 145(a) of the DGCL provides that a Delaware corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted under standards similar to those discussed above, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; and that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation shall have power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring before the date when such provision becomes effective.

Article VII of the Company’s certificate of incorporation, limits the liability of directors to the fullest extent permitted by the Delaware General Corporation Law. The effect of this provision is to eliminate the Company’s rights, and the rights of its stockholders, through stockholder derivative suits on behalf of the Company, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, the Company’s directors will be personally liable to the Company and its stockholders for monetary damages if they acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived improper benefit from their actions as directors. In addition, the Company’s certificate of incorporation, as amended, provides that the Company has the right to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

Item 15. Recent Sales of Unregistered Securities.

On December 8, 2015, Arna Global LLC, purchased 71,428,570 shares of our common stock in a private placement under of the Securities Act for an aggregate purchase price of $95,500. On that date, these shares represented 71% of our authorized share capital and 93% of our common stock outstanding. Arna Global is a Delaware limited liability company whose sole member is Deepak Sharma.

On February 8, 2016, we issued convertible promissory notes to three accredited investors in the aggregate principal amount of $350,000 pursuant to a note purchase agreement of the same date. The notes bear interest at an annual rate of 6%. The principal amount together with accrued and unpaid interest thereon becomes due and payable on February 8, 2019. In the event that we complete an “uplist transaction,” which is an underwritten public offering of our common stock in connection with a listing on a national securities exchange, prior to the February 8, 2019 maturity date, the outstanding principal balance of the note will automatically convert into a total of 9,156,206 shares of common stock, which we refer to as the note shares. If the uplist transaction does not occur prior to the maturity date, the noteholders will have the option to receive full payment of the outstanding principal balance or the note shares, each together with unpaid accrued interest paid in cash. The noteholders also will have the option to receive full payment of the outstanding principal or the note shares, each together with accrued interest paid in cash, in connection with a “sale of the company” as such term is defined in the convertible promissory notes.

Mr. Sharma loaned us $156,407, which is evidenced by a convertible promissory note, dated March 8, 2016, which bears interest at an annual rate of 10%. The principal amount together with accrued and unpaid interest thereon becomes due and payable on March 7, 2019. In the event that we complete an “uplist transaction,” which is an underwritten public offering of our common stock in connection with a listing on a national securities exchange prior to the March 7, 2019 maturity date, the outstanding principal balance of the note will automatically convert into 3,432,234 shares of common stock, which we refer to as the note shares. If the uplist transaction does not occur prior to the maturity date, Mr. Sharma will have the option to receive full payment of the outstanding principal balance or the note shares, each together with accrued unpaid interest paid in cash. Mr. Sharma also will have the option to receive full payment of the outstanding principal or the note shares, each together with accrued unpaid interest paid in cash, in connection with a “sale of the company” as such term is defined in the convertible promissory note.

Arna Global LLC loaned us $956,000, which is evidenced by a convertible promissory note, dated March 8, 2016, which bears interest at an annual rate of 10%. The principal amount together with accrued and unpaid interest thereon becomes due and payable on March 7, 2019. In the event that we complete an “uplist transaction,” which is an underwritten public offering of our common stock in connection with a listing on a national securities exchange prior to the March 7, 2019 maturity date, the outstanding principal balance of the note will automatically convert into 21,194,381 shares of common stock, which we refer to as the note shares. If the uplist transaction does not occur prior to the maturity date, Arna will have the option to receive full payment of the outstanding principal balance or the note shares, each together with accrued unpaid interest paid in cash. Arna Global LLC also will have the option to receive full payment of the outstanding principal or the note shares, each together with accrued interest paid in cash, in connection with a “sale of the company” as such term is defined in the convertible promissory note.

Mr. Mandloi loaned us $38,076, which is evidenced by a convertible promissory note, dated March 8, 2016, which bears interest at an annual rate of 10%. The principal amount together with accrued and unpaid interest thereon becomes due and payable on March 7, 2019. In the event that we complete an “uplist transaction,” which is an underwritten public offering of our common stock in connection with a listing on a national securities exchange, prior to the March 7, 2019 maturity date, the outstanding principal balance of the note will automatically convert into 835,552 shares of common stock, which we refer to as the note shares. If the uplist transaction does not occur prior to the maturity date, Mr. Mandloi will have the option to receive full payment of the outstanding principal balance or the note shares. Mr. Mandloi also will have the option to receive full payment of the outstanding principal or the note shares, each together with accrued unpaid interest paid in cash, in connection with a “sale of the company” as such term is defined in the convertible promissory note.

Each of the above transactions was exempt from registration pursuant to Section 4(a)(2) of the Securities Act. In reliance on this exemption, we considered the following:

•	The company did not engage in any general solicitation or advertising;

•	Each of the investors is known by our President, Deepak Sharma;

•	Each of the investors is sophisticated in matters of finance and business;

•	The investors were given access to the type of information regarding the Company that would typically be included in a prospectus used in connection with an offering registered with the SEC; and

•	The investors have agreed to hold the securities their for their own accounts, and not with a view to distribute the securities.

Item 16. Exhibits and Financial Statement Schedules.

1.	Exhibits

See the Index to Exhibits attached to this registration statement, which is incorporated by reference herein.

2.	Financial Statement Schedules

No financial statement schedules are provided, because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

1.             To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.             For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.             To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ahmedabad, in the State of Gujarat, on this 18th day of April, 2016.

TRIPBORN, INC.

By:	/s/ Deepak Sharma
Deepak Sharma
President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Deepak Sharma	President, Chief Executive Officer, Chief Financial Officer and Director	April 18, 2016
Deepak Sharma	(Principal Executive Officer)
(Principal Financial and Accounting Officer)

/s/ Sachin Mandloi	Vice President and Director	April 18, 2016
Sachin Mandloi

INDEX TO EXHIBITS

Exhibit Number		Description
2.1		Stock Purchase Agreement, dated as of December 8, 2015 among PinstripesNYC, Inc., Arna Global LLC and Maxim Kelyfos, LLC
2.2		Share Transfer Agreement, dated December 14, 2015 between PinstripesNYC, Inc. and Sachin Kamalkishore Mandloi
3.1		Certificate of Incorporation
3.2		Certificate of Amendment to the Certificate of Incorporation
3.3		Amended and Restated Bylaws
4.1		Form of Common Stock Certificate
4.2		Form of 10% convertible notes due March 7, 2019
4.3		Form of 6% convertible notes due February 8, 2019
5.1		Legal Opinion of Harter Secrest & Emery LLP
10.1		Software Agreement, effective as of February 29, 2016, between Arna Global LLC and TripBorn, Inc.
10.2		Software Development Agreement, dated January 26, 2015 between Takniki Communications (India) and Arna Global LLC
10.3		Letter Agreement, dated February 29, 2016, between Arna Global LLC and Sunalpha Green Technologies Private Limited
10.4		Software Licensing Agreement, dated April 1, 2015, between Arna Global LLC and Sunalpha Green Technologies Private Limited
10.5		Agreement, dated October 5, 2015 between Sunalpha Green Technologies Private Limited and Indian Railway Catering and Tourism Corporation Limited
10.6		Note Purchase Agreement between TripBorn Inc. and the Investors party thereto, dated February 8, 2016
10	.7*	TripBorn, Inc. 2016 Stock Incentive Plan
10	.8*	Form of Nonqualified Stock Option Award Notice under the TripBorn, Inc. 2016 Stock Incentive Plan
22		List of Subsidiaries
23.1		Consent of Independent Registered Accounting Firm
23.2		Consent of Harter Secrest & Emery LLP (included in Exhibit 5.1).

*	Indicates a management contract or compensatory plan